                                                                    EXHIBIT 3.1


                              RESTATED CERTIFICATE
                                       OF
                           INCORPORATION, AS AMENDED


         Fiber Optic Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of this corporation is Fiber Optic Communications, Inc. Fiber Optic Communications, Inc. was originally incorporated under the same name. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on July 27, 1992.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation has been duly adopted and restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

         3. This Restated Certificate of Incorporation was duly consented to, and adopted by, the holders of (i) a majority of the outstanding shares of common stock, par value $.01 per share, of the Corporation and 10% Senior Series 1 Cumulative Redeemable Preferred Stock, par value $.01 per share, of this corporation ("Series 1 Preferred Stock"), consenting together as a class and by (ii) over three-fourths (3/4s) of the outstanding shares of Series 1 Preferred Stock, acting without a meeting by unanimous written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

         FIRST: The name of this corporation (the "Corporation") is "IXC Communications, Inc."

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred and three million (103,000,000) consisting of (i) one hundred million (100,000,000) shares of common stock, par value $.01 per share, and (ii) three million (3,000,000) shares of preferred stock, par value $.01 per share. The preferred stock may be issued at any time, and from time to time, in one or more series pursuant hereto or to a resolution or resolutions providing for such issue duly adopted by the board of directors (the "Board") of the Corporation (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited, or none, of each such series of preferred stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of preferred stock.

                 Upon the filing of this Second Amendment to Restated Certificate of Incorporation which amends Article FOURTH to read as set forth above, and without any further action on the part of the holders thereof, each issued and outstanding share of common stock will be reclassified and changed into 0.8083 shares of common stock.

         FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board. The exact number of directors of the Corporation shall be fixed by or in the manner provided in the Bylaws of the Corporation (the "Bylaws").

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized:

         (a) to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the Corporation in addition to the powers and authorities expressly conferred upon them by statute;

         (b) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board so to do;

         (c) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

         (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of such laws, of the Restated Certificate of Incorporation of the Corporation and its Bylaws.





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
         SEVENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

         EIGHTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable laws, and all rights conferred on stockholders herein are granted subject to this reservation.

         NINTH:  The Corporation is to have perpetual existence.

         TENTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law. No amendment to or repeal of this Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         ELEVENTH:

         A. Designation of Two Series of Preferred Stock. There are hereby provided two series of preferred stock designated and to be known as "10% Senior Series 1 Cumulative Redeemable Preferred Stock" and "10% Junior Series 3 Cumulative Redeemable Preferred Stock."

         B. Definitions. As used in this Eleventh Article, the following terms shall have the meanings indicated:

                 1. "Common Stock" shall mean the common stock, $.01 par value per share, issued or to be issued by the Corporation.

                 2. "Original Issue Date" shall mean, with respect to any share of Series Preferred Stock, the date of the original issuance of such shares.





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
                 3. "Preferred Stock" shall mean the preferred stock, $.01 par value per share, issued or to be issued by the Corporation.

                 4. "Series 1 Preferred Stock" shall mean the 10% Senior Series 1 Cumulative Redeemable Preferred Stock, $.01 par value per share, issued or to be issued by the Corporation.

                 5. "Series 3 Preferred Stock" shall mean the 10% Junior Series 3 Cumulative Redeemable Preferred Stock, $.01 par value per share, issued or to be issued by the Corporation.

                 6. "Series Preferred Stock" shall mean, collectively, the Series 1 Preferred Stock and the Series 3 Preferred Stock.

         C. Number of Shares. The number of shares constituting the Series 1 Preferred Stock shall be 2,000. The number of shares constituting the Series 3 Preferred Stock shall be 12,550.

         D. Rights, Preferences, Privileges and Restrictions. The voting powers and relative rights, preferences, restrictions and other mattes relating to the Series Preferred Stock are as follows:

                 1.       Dividends.

                          (a)     The holders of shares of Series 1 Preferred
Stock then outstanding shall be entitled to receive, prior to the payment of any dividend on any other Preferred Stock of the Corporation or the Common Stock of the Corporation, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative dividends in an annual amount equal to $100 per share, plus an amount determined by applying a 10% annual rate, compounded annually, to any accrued but unpaid dividend amount from the last day of the period when such dividend accrues to the actual date of payment of such dividend, and no more. The holders of shares of Series 3 Preferred Stock then outstanding shall be entitled to receive, prior to the payment of any dividend on any other Preferred Stock of the Corporation (other than the Series 1 Preferred Stock) or the Common Stock of the Corporation, when as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative dividends in an annual amount equal to $100 per share, plus an amount determined by applying a 10% annual rate, compounded annually, to any accrued but unpaid dividend amount from the last day of the period when such dividend accrues to the actual date of payment of such dividend, and no more; provided, however, that (i) the Corporation may pay dividends on the Corporation's 7-1/4% Junior Convertible Preferred Stock Due 2007 ("Convertible Preferred Stock") with additional shares of Convertible Preferred Stock and (ii) the Corporation may pay dividends on the Corporation's 12-1/2% Junior Exchangeable Preferred Stock Due 2009 (the "Initial Exchangeable Preferred Stock") and 12-1/2% Series B Junior Exchangeable Preferred Stock Due 2009 (the "Series B Stock") with additional shares of Initial Exchangeable Preferred Stock and Series B Stock, respectively. Such dividends on the outstanding shares of Series Preferred Stock shall be payable on such date as the Board may from time to time determine (each such date being a "dividend payment date"). The Board may fix a record date for the determination of holders of shares of Series Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall not be more than sixty (60) days prior to the date fixed for





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
the payment thereof. Each such annual dividend shall be fully cumulative and shall accrue from day to day (whether or not declared) from the first day of each period in which such dividend may be payable as herein provided, except that the first annual dividend with respect to each share of Series Preferred Stock shall accrue from the Original Issue Date of such share or such other date as determined by the Board, except that dividends with respect to each share of Series 3 Preferred Stock shall accrue from August 14, 1992. Dividends, when, as and if declared, shall be payable in cash.

                          (b)     The holder of each outstanding fractional
share of Series Preferred Stock shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series Preferred Stock with the same Original Issue Date and all such dividends with respect to each such outstanding fractional share shall be fully cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at such times as provided for in Section 1(a).

                          (c)     All dividends paid with respect to the
outstanding shares of Series Preferred Stock pursuant to Section 1(a) shall be paid pro rata to the holders of each class entitled thereto. Each Series 1 Preferred Stock holder's pro rata share of such dividends shall be calculated by multiplying the total dividends to be paid by the percentage of (i) the aggregate accrued but unpaid dividends to the date such payment is made on all issued and outstanding shares of Series 1 Preferred Stock represented by (ii) the aggregate accrued but unpaid dividends to the date such payment is made on all shares (including fractional shares) of Series 1 Preferred Stock held by such holder, and no more. Each Series 3 Preferred Stock holder's pro rata share of such dividends shall be calculated by multiplying the total dividends to be paid by the percentage of (i) the aggregate accrued but unpaid dividends to the date such payment is made on all issued and outstanding shares of Series 3 Preferred Stock represented by (ii) the aggregate accrued but unpaid dividends to the date such payment is made on all shares (including fractional shares) of Series 3 Preferred Stock held by such holder, and no more.

                 2.       Liquidation Rights of Series Preferred Stock:

                          (a)     In the event of any liquidation, dissolution
or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the outstanding shares of any other Preferred Stock of the Corporation or Common Stock of the Corporation, an amount equal to $1,000 per share of Series Preferred Stock then outstanding, plus all accrued but unpaid dividends thereon to the date such payment is actually made, and no more. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the outstanding shares of Series Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts set forth above, then





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
the entire assets of the Corporation to be distributed shall be distributed (i) first, ratably among the holders of outstanding shares of Series 1 Preferred Stock based on the full preferential amounts for the number of outstanding shares of Series 1 Preferred Stock held by each holder and (ii) second, ratably among the holders of outstanding shares of Series 3 Preferred Stock based on the full preferential amounts for the number of outstanding shares of Series 3 Preferred Stock held by each holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than sixty (60) days prior to the payment date stated therein, to each record holder of Series Preferred Stock.

                          (b)     A consolidation or merger of the Corporation
with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation as those terms are used in this Section 2 unless such consolidation, merger or sale shall be in connection with a dissolution or winding up of the Corporation.

                          (c)     The payment of preferential amounts pursuant
to this Section 2 with respect to each outstanding fractional share of Series 1 Preferred Stock shall be equal to a ratably proportionate amount of the preferential amount payable with respect to each outstanding share of Series 1 Preferred Stock with the same Original Issue Date. The payment of preferential amounts pursuant to this Section 2 with respect to each outstanding fractional share of Series 3 Preferred Stock shall be equal to the ratably proportionate amount of the preferential amount payable with respect to each outstanding share of Series 3 Preferred Stock with the same Original Issue Date.

                 3.       Voluntary Redemption by the Corporation.

                          (a)     The Corporation, at the option of the Board,
may at any time or from time to time redeem the outstanding shares of Series 1 Preferred Stock in whole or in part from any source of funds legally available therefor. The Corporation, at the option of the Board, may at any time or from time to time redeem the outstanding shares of Series 3 Preferred Stock in whole or in part from any source of funds legally available therefor, provided that there shall then be no outstanding shares of Series 1 Preferred Stock.

                          (b)     The redemption price for each outstanding
share of Series Preferred Stock shall be equal to $1,000 plus an amount equal to any accrued and unpaid dividends on such share through the Redemption Date (as defined below), whether or not declared (the "Redemption Price").

                          (c)     In the event of a redemption of only a part
of the outstanding shares of a class of Series Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of outstanding shares of such class of Series Preferred Stock.

                          (d)     At least ten (10) days and not more than
sixty (60) days prior to the date fixed for any redemption of shares of a class of Series Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice," and the class of Series Preferred Stock referenced in such Redemption Notice shall be referred to herein as the "Redeemed Stock") shall be sent, by registered mail, to each holder of record of the outstanding shares of Redeemed Stock at his or her mailing address last shown on the records of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder received the notice, and failure duly to give the notice by mail, or any defect in the notice, to any holder of shares of such class of Series Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of such class of Series Preferred Stock.
The Redemption Notice shall state:

                                  (i)      whether all or less than all of the
outstanding shares of the class of Series Preferred Stock are to be redeemed and the total number of shares being redeemed;

                                  (ii)     the number of outstanding shares of
Redeemed Stock held by the holder which the Corporation intends to redeem;

                                  (iii)    the Redemption Date and the
Redemption Price;

                                  (iv)     that from and after the Redemption
Date, dividends shall cease to accrue; and

                                  (v)      that the holder is to surrender to
the Corporation, in the manner and at the place designated, the certificate or certificates representing the outstanding shares of Redeemed Stock to be redeemed.

                          (e)     On or before the Redemption Date, each holder
of outstanding shares of Redeemed Stock shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by any such certificate or certificates are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares. All shares of the class of Series Preferred Stock called for redemption will cease to accrue dividends as of the Redemption Date. After the Redemption Date, holders of such class of Series Preferred Stock shall no longer be treated as stockholders of the Corporation with respect to the shares of Series Preferred Stock being redeemed, except with respect to the right to receive the Redemption Price, without interest, upon the surrender of their respective certificates.

                        (f) The Corporation may, at its option, on or prior to the Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors of the Corporation, as a trust fund, a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the Redemption Notice and to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to their holders. In case the holders of any shares shall not, within five (5) years after such deposit, claim the amount deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance of such amount so deposited and shall thereupon be relieved of all responsibility to the holders thereof. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

                        (g) All shares of Series 1 Preferred Stock which shall have been redeemed pursuant to this Section 3 shall thereupon be restored to the status of authorized but unissued shares of Series 1 Preferred Stock.

                        (h) All shares of Series 3 Preferred Stock which shall have been redeemed pursuant to this Section 3 shall thereupon be restored to the status of authorized but unissued shares of Series 3 Preferred Stock.

         4. Voting Rights. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, holders of outstanding shares of Series 1 Preferred Stock shall have no voting rights. At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each share of Series 3 Preferred Stock shall entitle the holder thereof to one vote. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and Series 3 Preferred Stock shall vote together as a single class, and neither the Common Stock nor Series 3 Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by shareholders of the Corporation, except that the holders of the Series 3 Preferred Stock shall be entitled to vote as a separate class to elect one member of the Board of Directors of the Corporation.

         5. Restrictions and Limitations. Except as otherwise provided by the General Corporation Law of the State of Delaware, no amendment to this Restated Certificate of Incorporation shall be made by the Corporation which would change any of the terms, rights, preferences, privileges or restrictions provided herein so as to affect adversely any shares of Series Preferred Stock without the prior written consent of the holders of at least a majority of each of the Series 1 Preferred Stock and the Series 3 Preferred Stock entitled to vote thereon and outstanding at the time such action is taken; provided that no amendment will change (i) the rate or times at which or the manner in which dividends on any series of the Series Preferred Stock accrue or become payable,
(ii) the preferences with
respect to dividends and liquidation payments set forth in Section 1 and 2 or
(iii) the percentage of the holders of the Series Preferred Stock required to approve any changes described in clauses (i) or (ii) above, without the prior written consent of the holders of at least three-fourths (3/4s) of each of the Series 1 Preferred Stock and the Series 3 Preferred Stock, as applicable, then outstanding; and, provided further, that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior written consent of the holders of the applicable percentages of the Series 1 Preferred Stock and the Series 3 Preferred Stock then outstanding.

         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized officers this 31st day of January 1994.


                                                  /s/  Ralph J. Swett
                                            -------------------------------
                                               Ralph J. Swett, President

Attest:


  /s/ John J. Willingham
-----------------------------
John J. Willingham, Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             IXC CARRIER GROUP, INC.
                                      INTO
                            IXC COMMUNICATIONS, INC.
                     (PURSUANT TO SECTION 253 OF THE GENERAL
                          CORPORATION LAW OF DELAWARE)


         IXC Communications, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of IXC Carrier Group, Inc., a Delaware corporation (the "Merging Corporation").

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 6th day of October 1995, determined to merge into itself the Merging Corporation on the conditions set forth in such resolutions:

                  "RESOLVED, that the Corporation merge into itself its subsidiary, IXC Carrier Group, Inc., a Delaware corporation, and assume all of said subsidiary's liabilities and obligations;

                  FURTHER RESOLVED, that the President and Secretary of the Corporation be, and they hereby are, directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolutions to merge IXC Carrier Group, Inc. into the Corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of the State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County; and

                  FURTHER RESOLVED, that the effective date of such merger is November 30, 1995."

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by Ralph J. Swett, its President, and John J. Willingham, its Secretary, this 28th day of November 1995.

                                            IXC COMMUNICATIONS, INC.,
                                            a Delaware corporation


                                            By: /s/ Ralph J. Swett
                                                --------------------------------
                                                Ralph J. Swett, President

ATTEST:


By: /s/ John J. Willingham
    ---------------------------------
    John J. Willingham, Secretary                      [SEAL]

                                                                  EXECUTION COPY


                   CERTIFICATE OF DESIGNATION OF THE POWERS,
               PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                   AND OTHER SPECIAL RIGHTS OF 7 1/4% JUNIOR
                    CONVERTIBLE PREFERRED STOCK DUE 2007 AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

----------------------------------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

----------------------------------------------------------------------------

   IXC Communications, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Restated Certificate of Incorporation (hereinafter referred to as the "Restated Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a meeting duly called and held on March 28, 1997, duly approved and adopted the following resolution (the "Resolution"):

   RESOLVED that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share, with a stated value initially of $100 per share, consisting of up to 1,400,000 shares having the designation, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this Resolution as follows:

   (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "7 1/4% Junior Convertible Preferred Stock Due 2007" (the "Convertible Preferred Stock"). The number of shares constituting the Convertible Preferred Stock shall be 1,400,000. The liquidation preference of the Convertible Preferred Stock shall be $100 per share (the "Liquidation Preference").

   (b) Rank. The Convertible Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of common stock and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors of the Company, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (ii) on a parity with each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"); and (iii) junior to each share of Series 3 Preferred Stock now or hereafter outstanding and junior to each class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors of the Company, the terms of which hereafter established classes or series expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend rights or rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock"). The Company may not authorize, create or increase the authorized amount of any class or series of Senior Stock without the approval of the holders of at least two-thirds of the shares of Convertible Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. All claims of the holders of the Convertible Preferred Stock, including claims with respect to dividend payments, redemption payments, mandatory repurchase payments or rights upon liquidation, winding-up or dissolution, shall rank junior to the claims of the holders of any debt of the Company and all other creditors of the Company.

   (c) Dividends. (i) Holders of the outstanding shares of Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on each share of the Convertible Preferred Stock at a rate per annum equal to 7 1/4% of the Liquidation

Preference of such share payable quarterly (each such quarterly period being herein called a "Dividend Period"). In addition to the dividends described in the preceding sentence, holders of outstanding shares of Convertible Preferred Stock which are Transfer Restricted Securities will be entitled to additional dividends (the "Additional Dividends"), when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, with respect to the shares of Convertible Preferred Stock, which Additional Dividends shall accrue as follows if any of the following events occur (each such event in clauses (A) and (B) below being herein called a "Registration Default"): (A) if by August 31, 1997, the Shelf Registration Statement has not been declared effective by the Commission; or (B) if after the Shelf Registration Statement is declared effective (1) the Shelf Registration Statement thereafter ceases to be effective; or (2) the Shelf Registration Statement or the related prospectus ceases to be usable (in each case except as permitted below) in connection with resales of Transfer Restricted Securities in accordance with and during the periods specified herein because either (I) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (II) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

   Additional Dividends shall accrue on the shares of Convertible Preferred Stock which are Transfer Restricted Securities from and including the date on which any such Registration Default shall occur, to but excluding the date on which all such Registration Defaults have been cured, at a rate of 7 3/4% per annum.

   A Registration Default referred to in clause (B) of paragraph (c)(i) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company proceeds promptly and in good faith to amend or supplement the Shelf Registration Statement and related prospectus to describe such events unless the Company has determined in good faith that there are material legal or commercial impediments in doing so; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 45 days, Additional Dividends shall be payable in accordance with the immediately preceding paragraphs of this paragraph (c)(i) from the day such Registration Default initially occurs until such Registration Default is cured.

   Any amounts of Additional Dividends due pursuant to clauses (A) or (B) of this paragraph (c)(i) or pursuant to the proviso contained in the preceding sentence will be payable on the regular dividend payment dates with respect to the Convertible Preferred Stock and on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular dividends. The amount of Additional Dividends will be determined by multiplying the applicable Additional Dividends rate by the aggregate liquidation preference of the outstanding shares of Convertible Preferred Stock, multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

   All dividends on the Convertible Preferred Stock, including Additional Dividends, to the extent accrued, shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date or, in the case of additional shares of Convertible Preferred Stock issued in payment of a dividend, from the date of issuance of such additional shares of Convertible Preferred Stock, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on June 30, 1997 to holders of record on the March 15, June 15, September 15 and December 15 immediately preceding the relevant Dividend Payment Date. Any dividend on the Convertible Preferred Stock payable pursuant to this paragraph
(c)(i) on or prior to March 31, 1999 shall be, at the option of the Company, payable (1) in cash or (2) through the issuance of a number of additional shares

(rounded to the nearest whole share) of Convertible Preferred Stock (the "Additional Shares") equal to the dividend amount divided by the Liquidation Preference of such Additional Shares. With respect to dividends accrued after March 31, 1999, all dividends shall be payable in cash; provided, however, that to the extent and for so long as the Company is prohibited by the terms of any of its indebtedness then outstanding or by the terms of the Series 3 Preferred Stock of the Company or any agreement or instrument to which the Company is then subject, from paying cash dividends on the Convertible Preferred Stock, such dividends will accrue on each share at the rate per annum equal to 8 3/4% of the Liquidation Preference per share (instead of the 7 1/4% rate set forth in the first paragraph of this paragraph (c)(i)) (together with any Additional Dividends then payable, which for purposes of this paragraph shall be payable at a rate of 0.50% over and above the 8 3/4% rate) payable through the issuance of a number of Additional Shares (rounded to the nearest whole share) equal to the dividend amount on such share divided by the Liquidation Preference of such Additional Shares on the relevant Dividend Payment Date. Except as provided herein, accrued and unpaid dividends, if any, will not bear interest or bear dividends thereon.

   (ii) All dividends paid with respect to shares of the Convertible Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the holders entitled thereto.

   (iii) No full dividends may be declared or paid or set apart for the payment of dividends by the Company on any Parity Stock for any period unless full cumulative dividends in respect of each Dividend Period ending on or before such period shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Convertible Preferred Stock. If full dividends are not so paid, the Convertible Preferred Stock will share dividends pro rata with the Parity Stock.

   (iv) The Company will not (A) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (B) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless (1) all accrued and unpaid dividends with respect to the Convertible Preferred Stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (2) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Convertible Preferred Stock and any Parity Stock. As used herein, the term "dividend" does not include dividends payable solely in shares of Junior Stock on Junior Stock or in options, warrants or rights to holders of Junior Stock to subscribe or purchase any Junior Stock.

   (v) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

   (vi) Dividends payable on the Convertible Preferred Stock for any period other than a Dividend Period shall be computed on the basis of a 360-day consisting year of twelve 30-day months and the actual number of days elapsed in the period for which payable. Dividends payable on the Convertible Preferred Stock for a full Dividend Period will be computed by dividing the per annum dividend rate by four.

   (vii) Certificates of Common Stock relating to Convertible Preferred Stock surrendered for conversion by a registered Holder during the period from the close of business on any regular record date next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date (except Convertible Preferred Shares called for redemption on a Redemption Date within such period) must be accompanied by payment in cash of an amount equal to the accrued but unpaid dividends thereon which such registered Holder is to receive on such Dividend Payment Date with respect to the Convertible Preferred Stock so surrendered.

   (d) Liquidation Preference. (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Convertible Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, the Liquidation Preference of the outstanding shares of Convertible Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends

(whether or not earned or declared and including Additional Dividends, if any,) thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up that would have been payable had the Convertible Preferred Stock been the subject of an Optional Redemption on such date) before any distribution is made on any Junior Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Convertible Preferred Stock and all Parity Stock are not paid in full, the Convertible Preferred Stock and the Parity Stock will share equally and ratably (in proportion to the respective amounts that would be payable on such shares of Convertible Preferred Stock and the Parity Stock, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the Company to which each is entitled. After payment of the full amount of the Liquidation Preference of the outstanding shares of Convertible Preferred Stock (and, if applicable, an amount equal to a prorated dividend), the holders of shares of Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

   (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

   (e) Redemption. (i) Optional Redemption. (A) The Convertible Preferred Stock shall not be redeemable prior to April 3, 2000. On or after April 3, 2000, each share of the Convertible Preferred Stock may be redeemed (subject to the legal availability of funds therefor) at any time, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of the Liquidation Preference of such share) set forth below, plus, without duplication, an amount in cash equal to all accrued and unpaid Liquidated Damages and all accrued and unpaid dividends to the date fixed for redemption (the "Optional Redemption Date") (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Optional Redemption Date) (the

"Optional Redemption Price"). Notwithstanding the foregoing, prior to April 1, 2002, the Company shall only have the option to redeem shares of Convertible Preferred Stock if, during the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date that the Redemption Notice is mailed to holders, the Closing Bid Price for the Common Stock exceeded 150% of the Conversion Price effective on the date of such Redemption Notice for at least 20 of such Trading Days. If redeemed during the 12-month period beginning April 1 of each of the years set forth below (or in the case of the year 2000, April 3), the Optional Redemption Price per share shall be the applicable percentage of the Liquidation Preference of such share set forth below plus, without duplication, in each case, an amount in cash equal to all accrued and unpaid Liquidated Damages and all accrued and unpaid dividends (including an amount equal to a prorated dividend from the immediately preceding Dividend Payment Date to the Optional Redemption Date), if any, to the Optional Redemption Date:


       Year in which redemption occurs                 Percentage
       -------------------------------                 ----------
                2000  . . . . . . . . . . . . .          104.83%
                2001  . . . . . . . . . . . . .          104.03%
                2002  . . . . . . . . . . . . .          103.22%
                2003  . . . . . . . . . . . . .          102.42%
                2004  . . . . . . . . . . . . .          101.61%
                2005  . . . . . . . . . . . . .          100.81%
                2006  . . . . . . . . . . . . .          100.00%

   (B) In the event of a redemption of only a portion of the then outstanding shares of Convertible Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem all of the shares held by holders of fewer than 100 shares (or all of the shares held by holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

   (ii) Mandatory Redemption. Each share of the Convertible Preferred Stock (if not earlier redeemed or converted) shall be subject to mandatory redemption in whole (to the extent of lawfully available funds therefor) on March 31, 2007 (the "Mandatory Redemption Date") at a price equal to 100% of the Liquidation Preference of such share, plus, without duplication, all accrued and unpaid Liquidated Damages and accrued and unpaid dividends thereon (including an amount equal to a prorated dividend thereon from the immediately preceding Dividend Payment Date to the Mandatory Redemption Date), if any, to the Mandatory Redemption Date (the "Mandatory Redemption Price").

   (iii) Procedure for Redemption. (A) On and after the Optional Redemption Date or the Mandatory Redemption Date, as the case may be (the "Redemption Date"), unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Convertible Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; provided, however, that if a notice of redemption shall have been given as provided in paragraph (iii)(B) and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the holders of the shares to be redeemed shall, with respect to the shares to be redeemed, cease to be stockholders of the Company and shall be entitled only to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares without interest from the Redemption Date.

   (B) With respect to a redemption pursuant to paragraph (e)(i) or (e)(ii), the Company will send a written notice of redemption by first class mail to each holder of record of shares of Convertible Preferred Stock, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

    (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) hereof;

     (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be;

     (3) whether all or less than all the outstanding shares of the Convertible Preferred Stock are to be redeemed and the total number of shares of the Convertible Preferred Stock being redeemed;

     (4) the Redemption Date;

     (5) that the holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Convertible Preferred Stock to be redeemed; and

     (6) that dividends on the shares of the Convertible Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

   (C) Each holder of Convertible Preferred Stock shall surrender the certificate or certificates representing such shares of Convertible Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

   (f) Voting Rights. (i) The holders of Convertible Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii) and
(iii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

   (ii) (A) If (1) dividends on the Convertible Preferred Stock are in arrears and unpaid for six or more Dividend Periods (whether or not consecutive) (a "Dividend

Default"); or (2) the Company fails to redeem the Convertible Preferred Stock on March 31, 2007, or fails to otherwise discharge any redemption obligation with respect to the Convertible Preferred Stock, then the number of directors constituting the Board of Directors of the Company will be increased by two and the Holders of the then outstanding shares of Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable), voting separately and as a class, shall have the right and power to elect such two additional directors. Each such event described in clauses (1) or (2) above is a "Voting Rights Triggering Event". A Voting Rights Triggering Event shall not be deemed to have occurred if at the time of such event there are less than 200,000 shares of Convertible Preferred Stock then outstanding.

   (B) The voting rights set forth in subparagraph (f)(ii)(A) above will continue until such time as (x) in the case of a Dividend Default, all dividends in arrears on the Convertible Preferred Stock are paid in full in cash, (y) in all other cases, any failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the Holders of at least two-thirds of the shares of Convertible Preferred Stock then outstanding or (z) at any time there are less than 200,000 shares of Convertible Preferred Stock outstanding, at which time the term of any directors elected pursuant to the provisions of subparagraph (f)(ii)(A) above shall terminate and the number of directors constituting the Board of Directors shall be decreased by two (until the occurrence of any subsequent Voting Rights Triggering Event). At any time after voting power to elect directors shall have become vested and be continuing in the holders of Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) pursuant to subparagraph (f)(ii)(A) hereof, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Company may, and upon the written request of the holders of record of at least 25% of the shares of Convertible Preferred Stock then outstanding or the holders of 25% of the shares of Parity Stock then outstanding upon which like rights have been confirmed and are exercisable addressed to the secretary of the Company shall, call a special meeting of the Holders of Convertible Preferred Stock and the holders of such Parity Stock for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof;

provided, however, that no such special meeting shall be called if the next annual meeting of stockholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Convertible Preferred Stock or the holders of 25% of the shares of Parity Stock upon which like rights have been confirmed and are exercisable may designate in writing one of their members to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Convertible Preferred Stock or such Parity Stock so designated shall have, and the Company shall provide, access to the lists of holders of Convertible Preferred Stock and the holders of such Parity Stock to be called pursuant to the provisions hereof. If no special meeting of the Holders of Convertible Preferred Stock and the holders of such Parity Stock is called as provided in this paragraph (f)(ii), then such meeting shall be deemed to have been called for the next annual meeting of stockholders of the Company or special meeting of the holders of any other capital stock of the Company.

   (C) At any meeting held for the purposes of electing directors at which the Holders of Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of Convertible Preferred Stock (and such Parity Stock) shall be required to constitute a quorum thereof.

   (D) Any vacancy occurring in the office of a director elected by the Holders of Convertible Preferred Stock (and such Parity Stock) may be filled by the remaining director elected by the Holders of Convertible Preferred Stock (and such Parity Stock) unless and until such vacancy shall be filled by the Holders of Convertible Preferred Stock (and such Parity Stock).

   (iii) (A) So long as any shares of the Convertible Preferred Stock are outstanding, the Company will not authorize, create or increase the authorized amount of any class or series of Senior Stock without the affirmative vote or consent of holders of at least two-thirds of the shares of Convertible Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting (except that no such vote or consent shall be required for the issuance of additional shares of Series 3 Preferred Stock to be paid as dividends on such Series 3 Preferred Stock pursuant to the terms of such Series 3 Preferred Stock).

   (B) So long as any shares of the Convertible Preferred Stock are outstanding, the Company will not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Convertible Preferred Stock or to authorize the issuance of any additional shares of Convertible Preferred Stock (except to authorize the issuance of additional shares of Convertible Preferred Stock to be paid as dividends on the Convertible Preferred Stock, for which no consent shall be necessary) without the affirmative vote or consent of Holders of at least two-thirds of the issued and outstanding shares of Convertible Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

   (C) Except as set forth in paragraph (f)(iii)(A) or (B) above, (x) the creation, authorization or issuance of any shares of any Junior Stock, Parity Stock or Senior Stock, including the designation of a series of Convertible Preferred Stock, or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of Holders of Convertible Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Convertible Preferred Stock.

   (iv) In any case in which the Holders of Convertible Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Convertible Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Convertible Preferred Stock held.

   (v) Except as required by law, the Holders of the Convertible Preferred Stock will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all the assets of the Company.

   (g) Conversion. (i) At any time after 60 days from the Issue Date, at the option of the Holder thereof, any share of Convertible Preferred Stock may be converted at the Liquidation Preference thereof into fully paid and nonassessable Common Stock (calculated as to each conversion to the nearest 1/100 of a share), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Mandatory Redemption Date. In case a share of Convertible Preferred Stock is called for optional redemption, such conversion right in respect of the share of Convertible Preferred Stock so called shall expire at the close of business on the applicable Optional Redemption Date, unless the Company defaults in making the payment due upon redemption.

   The price at which Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $23.46 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraph (g)(iv) and paragraph (g)(v).

   (ii) In order to exercise the conversion privilege, the Holder of any share of Convertible Preferred Stock to be converted shall surrender the certificate for such share of Convertible Preferred Stock, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent or at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company in the form of Exhibit B that the Holder elects to convert such share of Convertible Preferred Stock or, if fewer than all of the shares of Convertible Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. Except as provided in paragraph (c)(viii), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of Convertible Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion. Such notice shall also contain the office or the address to which the Company should deliver shares of Common Stock issuable upon conversion (and any other payments or certificates related thereto). Except as provided in paragraph (c)(viii), in no event shall the Company be obligated to pay any converting Holder any unpaid dividend, whether or not in arrears, on converted shares or any dividends on the shares of Common Stock issued upon such conversion.

   Shares of Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares of Convertible Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such shares of Convertible Preferred Stock as Holders shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to such office or agency as the converting Holder shall have designated in its written notice to the Company a certificate or certificates for the number of full Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in paragraph (g)(iii) hereof.

   In the case of any conversion of fewer than all the shares of Convertible Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof (at the address designated by such Holder), at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Convertible Preferred Stock.

   (iii) No fractional Common Stock shall be issued upon the conversion of a share of Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share of Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in paragraph (g)(iv)(7)) per share of Common Stock at the close of business on the Business Day prior to the day of conversion.

   (iv) The Conversion Price shall be adjusted from time to time by the Company as follows:

    (1) If the Company shall hereafter pay a dividend or make a distribution in Common Stock to all holders of any outstanding class or series of Common
  Stock of the Company, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in paragraph (g)(iv)(7)) fixed for such determination and the denominator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this paragraph (g)(iv)(i) is declared but not so paid or made, the Conversion
  Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

    (2) If the Company shall offer or issue rights or warrants to all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in paragraph (g)(iv)(7)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

    (3) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

    (4) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which paragraph (g)(iv)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in paragraph (g)(iv)(2) and excluding dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which paragraph (g)(v) applies) (the foregoing hereinafter in this paragraph (g)(iv)(4) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in paragraph (g)(iv)(7)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (g)(iv)(7)) of the Common Stock on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Preferred Stock shall have the right to receive upon conversion of a share of Convertible Preferred Stock (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such share of Convertible Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph
  (g)(iv)(4) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (g)(iv)(7) to the extent possible.

  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this paragraph (g)(iv)(4) (and no adjustment to the Conversion Price under this paragraph (g)(iv)(4) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this paragraph (g)(iv)(4) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date hereof, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this paragraph (g)(iv)(4) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

  Notwithstanding any other provision of this paragraph (g)(iv)(4) to the contrary, capital stock, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this paragraph (g)(iv)(4) if the Company makes proper provision so that each holder of shares of Convertible Preferred Stock who converts a share of Convertible Preferred Stock (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such share of Convertible Preferred Stock into Common Stock.

  For purposes of this paragraph (g)(iv)(4) and paragraphs (g)(iv)(1) and (2), any dividend or distribution to which this paragraph (g)(iv)(4) is applicable that also includes Common Stock, or rights or warrants to subscribe for or purchase Common Stock to which paragraph (g)(iv)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets, shares of capital stock, rights or warrants other than (A) such shares of Common Stock or (B) rights or warrants to which paragraph (g)(iv)(2) applies (and any Conversion Price reduction required by this paragraph (g)(iv)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Stock or such rights or warrants (and any further Conversion Price reduction required by paragraph (g)(iv)(1) and (2) with respect to such dividend or distribution shall then be made), except that (1) the Record Date of such dividend or distribution shall be substituted as "the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of paragraph (g)(iv)(1) and as "the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants", "the date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of paragraph (g)(iv)(2), and (2) any share of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (g)(iv)(1).

    (5) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which paragraph (g)(v) applies or as part of a distribution referred to in paragraph (g)(iv)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph (g)(iv)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to paragraph (g)(iv)(4) has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (g)(iv)(7)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 12.5% amount divided by (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Preferred Stock shall have the right to receive upon conversion of a share of Convertible Preferred Stock (or any portion thereof) the amount of cash such holder would have received had such holder converted such share of Convertible Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

    (6) If a tender or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock expires and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (g)(iv)(6) has been made and (2) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (g)(iv)(5) has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (g)(iv)(7)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this paragraph (g)(iv)(6) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this paragraph (g)(iv)(6).

    (7) For purposes of this paragraph (g)(iv), the following terms shall have the meaning indicated:

  "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on The Nasdaq National Market or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

  "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraphs (g)(iv)(1), (2), (3), (4), (5) or (6) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraphs (g)(iv)(1), (2), (3), (4), (5) or (6) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the

  "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraphs (g)(iv)(4) or (5), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidence of indebtedness, shares of capital stock or assets being distributed applicable to one Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under paragraph (g)(vi), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (g)(iv)(1), (2),
  (3), (4), (5) or (6) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (I) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (II) when used with respect to any subdivision or combination of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (III) when used with respect to any tender or exchange offer means the first date on which the Common

  Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this paragraph (g)(iv), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this paragraph
  (g)(iv) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

  "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

  "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

    (8) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (g)(iv)(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (g)(iv)(8) shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

    (9) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Convertible Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

    (10) In any case in which this paragraph (g)(iv) provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any share of Convertible Preferred Stock converted after such Record Date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

    (11) For purposes of this paragraph (g)(iv), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company shall not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

    (v) In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any conveyance or transfer of the properties and assets of the Company substantially as an entirety, the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, during the period such Convertible Preferred Stock shall be convertible as specified in paragraph
  (g)(i), to convert such share of Convertible Preferred Stock only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Stock of the Company into which such share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this paragraph (g)(v) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (g)(v). The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances or transfers.

   (vi)  In case:

   (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

   (2) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

   (3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all the assets of the Company; or

   (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of the Convertible Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Convertible Preferred Stock Register, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give the notice requested by this Section or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

   (vii) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or out of its authorized shares of Common Stock held in the treasury of the Company), for the purpose of effecting the conversion of the Convertible Preferred Stock, the full number of Common Stock then issuable upon the conversion of all outstanding shares of Convertible Preferred Stock.

   (viii) The Company will pay any and all document, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of the Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share of

Convertible Preferred Stock or the shares of Convertible Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

   (ix) (1) Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Change in Control occurs then, if the Company does not elect to make a Change in Control Offer, the Conversion Price in effect shall be adjusted immediately after such Change in Control as described below. In addition, in the event of a Common Stock Change in Control (as defined in this paragraph (g)(ix)), each share of the Convertible Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Change in Control. For purposes of calculating any adjustment to be made pursuant to this paragraph in the event of a Change in Control, immediately after such Change in Control:

    (A) in the case of a Non-Stock Change in Control (as defined in this paragraph (g)(ix)), the Conversion Price shall thereupon become the lower of
  (x) the Conversion Price in effect immediately prior to such Non-Stock Change in Control, but after giving effect to any other prior adjustments, and (y) the result obtained by multiplying the greater of the Applicable Price (as defined in this paragraph (g)(ix)) or the then applicable Reference Market Price (as defined in this paragraph (g)(ix)) by a fraction of which the numerator shall be $100.00 and the denominator shall be the then current Optional Redemption Price per share; and

    (B) in the case of a Common Stock Change in Control, the Conversion Price in effect immediately prior to such Common Stock Change in Control, but after giving effect to any prior adjustments, shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be the Purchaser Stock Price (as defined in this paragraph (g)(ix)) and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Change in Control in which (x) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Change in Control) and (y) all of the Common Stock will have been exchanged for, converted into, or acquired for, common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price in effect immediately prior to such Common Stock Change in Control shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Change in Control.

   (3) For purposes of this paragraph (ix), the following terms shall have the meanings indicated:

    "Applicable Price" means (i) in the event of a Non-Stock Change in Control in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Change in Control or any Common Stock Change in Control, the average of the Closing Bid Prices for the Common Stock during the ten Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Change in Control or Common Stock Change in Control or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (g)(iv)(1) through (6).

    "Common Stock Change in Control" means any Change in Control in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to in the preceding paragraph has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq

  National Market; provided, however, that a Change in Control shall not be a Common Stock Change in Control unless either (i) the Company continues to exist after the occurrence of such Change in Control and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Change in Control, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Company, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Convertible Preferred Stock.

    "Non-Stock Change in Control" means any Change in Control other than a Common Stock Change in Control.

    "Purchaser Stock Price" means, with respect to any Common Stock Change in Control, the product of (i) the number of shares of common stock received in such Common Stock Change of Control for each share of Common Stock, and (ii) the average of the per share Closing Prices for the common stock received in such Common Stock Change in Control for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (g)(iv)(1) through (6); provided, however, that if no such Closing Prices exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Company.

    "Reference Market Price" shall initially mean $13.50 (which is an amount equal to 66-2/3% of the reported last sale price for the Common Stock on The Nasdaq National Market on March 25, 1997), and in the event of any adjustment to the conversion prices other than as a result of a Change in Control, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $13.50 to the initial Conversion Price set forth in paragraph
  (g)(i).

   (h) Change in Control. (i) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change in Control Date"), the Company shall be obligated to (1) purchase all or a portion of each holder's Convertible Preferred Stock in cash pursuant to the offer described in paragraph (h)(iii) (the "Change of Control Offer") at a purchase price equal to 100% of the Liquidation Preference, plus, without duplication, all accrued and unpaid Liquidated Damages and all accrued and unpaid dividends, if any, to the Change of Control Payment Date, including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to the Change of Control Payment Date or (2) adjust the conversion price as provided under paragraph (g)(ix). Notwithstanding the foregoing, the Company shall, prior to electing to make a Change of Control Offer, make an offer to redeem all outstanding shares of Series 3 Preferred Stock.

   (ii) Prior to the mailing of the notice referred to in paragraph (h)(iii), but in any event within 15 days following the date on which the Company knows or reasonably should have known that a Change in Control has occurred, the Company covenants that it shall promptly determine if the purchase of the Convertible Preferred Stock would violate or constitute a default under the Indenture or other indebtedness of the Company.

   (iii) Within 15 days following the date on which the Company knows or reasonably should have known that a Change in Control has occurred, the Company must send, by first-class mail, postage prepaid, a notice to each holder of Convertible Preferred Stock. Such notice shall state whether the Change of Control Offer would be permitted under the Indenture or other indebtedness of the Company, and if permitted, such notice shall contain all instructions and materials necessary to enable such holders to tender Convertible Preferred Stock pursuant to the Change of Control Offer. If the Change of Control Offer would be permitted under the Indenture or other indebtedness of the Company, such notice shall state:

    (A) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this paragraph (h) and that all Convertible Preferred Stock validly tendered and not withdrawn will be accepted for payment;

    (B) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 75 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

    (C) that any shares of Convertible Preferred Stock not tendered will continue to accrue dividends;

    (D) that, unless the Company defaults in making payment therefor, any share of Convertible Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

    (E) that holders electing to have any shares of Convertible Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender such shares of Convertible Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Convertible Preferred Stock at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

    (F) that holders will be entitled to withdraw their election if the Company receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, a telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Convertible Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing his election to have such shares of Convertible Preferred Stock purchased;

    (G) that holders whose shares of Convertible Preferred Stock are purchased only in part will be issued a new certificate representing the unpurchased shares of Convertible Preferred Stock; and

    (H) the circumstances and relevant facts regarding such Change of Control.

    If the Change of Control Offer would not be permitted under the Indenture or other indebtedness of the Company, such notice shall state the Conversion Price as adjusted pursuant to paragraph (g)(ix).

    (iv) The Company will comply with any tender offer rules under the Exchange Act which then may be applicable, including Rules 13e-4 and 14e-1, in connection with any offer required to be made by the Company to repurchase the shares of Convertible Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Certificate of Designation, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Certificate of Designation by virtue thereof.

    (v) On the Change of Control Payment Date the Company shall (A) accept for payment the shares of Convertible Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Company defaults in the payment for the shares of Convertible Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Convertible Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

    (vi) To accept the Change of Control Offer, the holder of a share of Convertible Preferred Stock shall deliver, on or before the 10th day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Convertible Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

    (i) Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall not be reissued as shares of

  Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Convertible Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.

   (j) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

   (k) Limitation on Mergers and Asset Sales. The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person unless: (1) the successor, transferee or lessee (if not the Company) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Convertible Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Convertible Preferred Stock had immediately prior to such transaction; and (2) the Company delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer complies with this Certificate of Designation. The successor, transferee or lessee will be the successor company.

   (l) Certificates. (i) Form and Dating. The Convertible Preferred Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Convertible Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Convertible Preferred Stock certificate shall be dated the date of its authentication. The terms of the Convertible

Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

   (A) Global Convertible Preferred Stock. The Convertible Preferred Stock sold in reliance on Rule 144A shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Global Convertible Preferred Stock"), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, at its New York office, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

   (B) Book-Entry Provisions. In the event Global Convertible Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Convertible Preferred Stock certificates that (a) shall be registered in the name of DTC for such Global Convertible Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC's instructions or held by the Transfer Agent as custodian for DTC.

   Members of, or participants in, DTC ("Agent Members") shall have no rights under this Certificate of Designation with respect to any Global Convertible Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Convertible Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Convertible Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Convertible Preferred Stock.

   (C) Certificated Convertible Preferred Stock. Convertible Preferred Stock initially sold to certain "accredited investors" (as defined in Rule 501(a)(1), (2), (3), (4), (5), (6) or (7) under the Securities Act) or sold in offshore transactions pursuant to Regulation S under the Securities Act will be issued in fully registered certificated form ("Certificated Convertible Preferred Stock").

   Except as provided in this paragraph (l)(i) or in paragraph (l)(iii), owners of beneficial interests in Global Convertible Preferred Stock will not be entitled to receive physical delivery of Certificated Convertible Preferred Stock.

   After a transfer of any Convertible Preferred Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Convertible Preferred Stock, all requirements pertaining to legends on such Convertible Preferred Stock will cease to apply, the requirements requiring that any such Convertible Preferred Stock issued to Holders be issued in global form will cease to apply, and Certificated Convertible Preferred Stock without legends will be available to the transferee of the Holder of such Convertible Preferred Stock upon exchange of such transferring Holder's Convertible Preferred Stock or directions to transfer such Holder's interest in the Global Convertible Preferred Stock, as applicable.

   (ii) Execution and Authentication. Two Officers shall sign the Convertible Preferred Stock for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Convertible Preferred Stock and may be in facsimile form.

   If an Officer whose signature is on Convertible Preferred Stock no longer holds that office at the time the Transfer Agent authenticates the Convertible Preferred Stock, the Convertible Preferred Stock shall be valid nevertheless.

   A Convertible Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Convertible Preferred Stock. The signature shall be conclusive evidence that the Convertible Preferred Stock has been authenticated under this Certificate of Designation.

   The Transfer Agent shall authenticate and deliver 1,000,000 shares of Convertible Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. In addition, the Transfer Agent shall authenticate and deliver, from time to time, Additional Shares for original issue upon order of the Company signed by two Officers or by an Officer or either an Assistant Treasurer or Assistant Secretary of the Company. Such orders shall specify the number of shares of Convertible Preferred Stock to be authenticated and the date on which the original issue of Convertible Preferred Stock is to be authenticated.

   The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Convertible Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate Convertible Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

   (iii) Transfer and Exchange. (A) Transfer and Exchange of Certificated Convertible Preferred Stock. When Certificated Convertible Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Convertible Preferred Stock or to exchange such Certificated Convertible Preferred Stock for an equal number of shares of Certificated Convertible Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Convertible Preferred Stock surrendered for transfer or exchange:

    (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

   (2) in the case of Transfer Restricted Securities that are Certificated Convertible Preferred Stock, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (I), (II) or (III) below, and are accompanied by the following additional information and documents, as applicable:

     (I) if such Transfer Restricted Securities are being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

     (II) if such Transfer Restricted Securities are being transferred to the Company or to a "qualified institutional buyer" ("QIB") in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

     (III) if such Transfer Restricted Securities are being transferred to an "accredited investor" as described in Rule 501(a)(1), (2), (3), (4), (5),
   (6) or (7) under the Securities Act that is acquiring the Securities for its own account, or for the account of such an accredited investor, in each case in a minimum principal amount of $100,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or in reliance on another exemption from the registration requirements of the Securities Act: a certification to that effect in substantially the form of Exhibit C hereto, and if the Company or the Transfer Agent so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in paragraph (l)(iii)(G)(1) below.

   (B) Restrictions on Transfer of Certificated Convertible Preferred Stock for a Beneficial Interest in Global Convertible Preferred Stock. Certificated Convertible Preferred Stock may not be exchanged for a beneficial interest in Global Convertible Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Convertible Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Transfer Agent, together with:

     (1) if such Certificated Convertible Preferred Stock is a Transfer Restricted Security, certification that such Certificated Convertible Preferred Stock is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

     (2) whether or not such Certificated Convertible Preferred Stock is a Transfer Restricted Security, written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Convertible Preferred Stock to reflect an increase in the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock, then the Transfer Agent shall cancel such Certificated Convertible Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock to be increased accordingly. If no Global Convertible Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Convertible Preferred Stock representing the appropriate number of shares.

   (C) Transfer and Exchange of Global Convertible Preferred Stock. The transfer and exchange of Global Convertible Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

   (D) Transfer of a Beneficial Interest in Global Convertible Preferred Stock for a Certificated Convertible Preferred Stock.

       (1) Any person having a beneficial interest in Convertible Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (I),
   (II) or (III) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for Certificated Convertible Preferred Stock representing the same number of shares of Convertible Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any person having a beneficial interest in Global Convertible Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, and upon the following additional information and documents (all of which may be submitted by facsimile):

       (I) if such beneficial interest is being transferred to the person designated by DTC as being the owner of a beneficial interest in Global Convertible Preferred Stock, a certification from such person to that effect (in substantially the form of Exhibit C hereto);

       (II) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

       (III) if such beneficial interest is being transferred to an "accredited investor" as described in Rule 501(a)(1), (2), (3), (4), (5), (6) or (7)
     under the Securities Act that is acquiring the security for its own account, or for the account of such an accredited investor, in each case in a minimum principal amount of $100,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto), and if the Company or the Transfer Agent so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in paragraph (l)(iii)(G)(1) below;

then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Convertible Preferred Stock.

    (2) Certificated Convertible Preferred Stock issued in exchange for a beneficial interest in a Global Convertible Preferred Stock pursuant to this paragraph (l)(iii)(D) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Convertible Preferred Stock to the persons in whose names such Convertible Preferred Stock are so registered in accordance with the instructions of DTC.

   (E) Restrictions on Transfer and Exchange of Global Convertible Preferred Stock. Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in paragraph (l)(iii)(F)), Global Convertible Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

   (F) Authentication of Certificated Convertible Preferred Stock. If at any time:

    (1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Convertible Preferred Stock and a successor depository for the Global Convertible Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

    (2) DTC ceases to be a clearing agency registered under the Exchange Act;

    (3) there shall have occurred and be continuing a Voting Rights Triggering Event; or

    (4) the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Convertible Preferred Stock under this Certificate of Designation, then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company requesting the authentication and delivery of Certificated Convertible Preferred Stock to the persons designated by the Company, will authenticate and deliver Certificated Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock, in exchange for such Global Convertible Preferred Stock.

   (G) Legend. (1) Except as permitted by the following paragraph (2), each certificate evidencing the Global Convertible Preferred Stock and the Certificated Convertible Preferred Stock (and all Convertible Preferred Stock issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

  "THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (OR THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY (AND OF THE COMMON STOCK INTO WHICH THIS SECURITY IN CONVERTIBLE) AGREES FOR THE

  BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

   (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Convertible Preferred Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

     (I) in the case of any Transfer Restricted Security that is a Certificated Convertible Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Convertible Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

     (II) in the case of any Transfer Restricted Security that is represented by a Global Convertible Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Convertible Preferred Stock Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder's request for such exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth on the reverse of the Transfer Restricted Security).

   (H) Cancellation or Adjustment of Global Convertible Preferred Stock. At such time as all beneficial interests in Global Convertible Preferred Stock have either been exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, such Global Convertible Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Convertible Preferred Stock is exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, the number of shares of Convertible Preferred Stock represented by such Global Convertible Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Convertible Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

   (I) Obligations with Respect to Transfers and Exchanges of Convertible Preferred Stock. (1) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Convertible Preferred Stock and Global Convertible Preferred Stock as required pursuant to the provisions of this paragraph (iii).

    (2) All Certificated Convertible Preferred Stock and Global Convertible Preferred Stock issued upon any registration of transfer or exchange of Certificated Convertible Preferred Stock or Global Convertible Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designation as the Certificated Convertible Preferred Stock or Global Convertible Preferred Stock surrendered upon such registration of transfer or exchange.

    (3) Prior to due presentment for registration of transfer of any shares of Convertible Preferred Stock, the Transfer Agent and the Company may deem and treat the person in whose name such shares of Convertible Preferred Stock are registered as the absolute owner of such Convertible Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

    (4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Convertible Preferred Stock

Certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Convertible Preferred Stock Certificates.

  (5) Upon any sale or transfer of shares of Convertible Preferred Stock (including any Convertible Preferred Stock represented by a Global Convertible Preferred Stock Certificate) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required:

   (A) in the case of any Certificated Convertible Preferred Stock, the Transfer Agent shall permit the holder thereof to exchange such Convertible Preferred Stock for Certificated Convertible Preferred Stock that does not bear the legend set forth in paragraph (iii)(G) above and rescind any restriction on the transfer of such Convertible Preferred Stock; and

   (B) in the case of any Global Convertible Preferred Stock, such Convertible Preferred Stock shall not be required to bear the legend set forth in paragraph (iii)(G) above but shall continue to be subject to the provisions of paragraph (iii)(D) hereof; provided, however, that with respect to any request for an exchange of Convertible Preferred Stock that is represented by Global Convertible Preferred Stock for Certificated Convertible Preferred Stock that does not bear the legend set forth in paragraph (iii)(G) above in connection with a sale or transfer thereof pursuant to Rule 144 (and based upon an opinion of counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit C hereto).

     (iv) Replacement Certificates. If a mutilated Convertible Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Convertible Preferred Stock certificate claims that the Convertible Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Convertible Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Convertible Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Convertible Preferred Stock certificate.

     (v) Temporary Certificates. Until definitive Convertible Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Convertible Preferred Stock certificates. Temporary Convertible Preferred Stock certificates shall be substantially in the form of definitive Convertible Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Convertible Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Convertible Preferred Stock certificates and deliver them in exchange for temporary Convertible Preferred Stock certificates.

     (vi) Cancellation. (A) In the event the Company shall purchase or otherwise acquire Certificated Convertible Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

   (B) At such time as all beneficial interests in Global Convertible Preferred Stock have either been exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, such Global Convertible Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

   (C) The Transfer Agent and no one else shall cancel and destroy all Convertible Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Convertible Preferred Stock certificates to the Company. The Company may not issue new Convertible Preferred Stock certificates to replace Convertible Preferred Stock certificates to the extent they evidence Convertible Preferred Stock which the Company has purchased or otherwise acquired.

   (m) Additional Rights of Holders. In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.

   (o) Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and
(4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

   "Business Day" means each day which is not a Legal Holiday.

   "capital stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

   "Change in Control" or "Change of Control" means: (i) the sale, lease, transfer, conveyance other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), (other than officers, directors and stockholders of the Company and their affiliates on the date of this Certificate of Designation), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company or (iv) the first day on which a majority of the members of the board of directors (excluding the directors elected pursuant to paragraph (f) are not Continuing Directors.

   "Closing Bid Price" means on any day the last reported bid price on such day, or in case no bid takes place on such day, the average of the reported closing bid and asked prices, in each case on the Nasdaq National Market or, if the Common Stock is not quoted on such system, on the principal national securities exchange on which such stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any independent registered broker-dealer firm, selected by the Company for that purpose.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Certificate of Designation or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

   "Default" means any event which is, or after notice or passage of time or both would be, a Voting Rights Triggering Event.

   "DTC" means The Depository Trust Company.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Holders" means the registered holders from time to time of the Convertible Preferred Stock.

   "Indenture" means the Indenture dated as of October 5, 1995 between the Company and IBJ Schroder Bank & Trust Company.

   "Issue Date" means the date on which the Convertible Preferred Stock is initially issued.

   "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

   "Liquidated Damages" means, with respect to any share of Convertible Preferred Stock, the Additional Dividends then accrued, if any, on such share pursuant to paragraph (c).

   "Officer" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

   "Officers' Certificate" means a certificate signed by two Officers.

   "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

   "person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

   "Registration Rights Agreement" means the Registration Rights Agreement dated March 25, 1997 among the Company, Credit Suisse First Boston Corporation and Dillon, Read & Co. Inc. with respect to the Convertible Preferred Stock.

   "SEC" or "Commission" means the Securities and Exchange Commission.

   "Securities Act" means the Securities Act of 1933.

   "Series 3 Preferred Stock" means the 10% Junior Series 3 Preferred Stock of the Company.

   "Shelf Registration Statement" means a shelf registration statement filed with the SEC to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.

   "Subsidiary" means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company, the Company and one or more Subsidiaries or one or more Subsidiaries and any partnership the sole general partner or the managing partner of which the Company or any Subsidiary or the only general partners of which are the Company and one or more Subsidiaries or one or more Subsidiaries.

   "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

   "Transfer Agent" means the transfer agent for the Convertible Preferred Stock appointed by the Company, which initially shall be ChaseMellon Shareholder Services, L.L.C.

   "Transfer Restricted Securities" means each share of Convertible Preferred Stock (or the shares of Common Stock into which such share of Convertible Preferred Stock is convertible) (including additional shares of Convertible Preferred Stock issued in payment of dividends on the

Convertible Preferred Stock, if any, as permitted in accordance with the terms hereof) until (i) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof) or would be saleable pursuant to Rule 144(k) under the Securities Act had it not been held by, or had it never been held by, an affiliate of the Company.

   "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

   IN WITNESS WHEREOF, said IXC Communications, Inc., has caused this Certificate of Designation to be signed by John J. Willingham, its Senior Vice President and Chief Financial Officer, this 31st day of March, 1997.


                                         IXC COMMUNICATIONS, INC.,

                                         by    /s/ John J. Willingham
                                            ----------------------------------
                                            Name:  John J. Willingham
                                            Title: Senior Vice President
                                                   and Chief Financial Officer

                                                                       EXHIBIT A


                      FORM OF CONVERTIBLE PREFERRED STOCK

                                FACE OF SECURITY

   [THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (OR THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY (AND OF THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.]*

   [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON



__________________________________

* Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a restricted security.

IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.]**

   [TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.]**

  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                                 Number of Shares of Convertible
Certificate Number                               Preferred Stock
[      ]                                         [       ]

                                                            CUSIP NO.: [       ]


               7 1/4% Junior Convertible Preferred Stock Due 2007
                 (par value $0.01) (liquidation preference $100
                   per share of Convertible Preferred Stock)

                                       of

                            IXC Communications, Inc.


   IXC Communications, Inc., a Delaware corporation (the "Company"), hereby
certifies that [      ] (the "Holder") is the registered owner of fully paid
and non-assessable preferred securities of the Company designated the 7 1/4% Junior Convertible Preferred Stock Due 2007 (par value $0.01) (liquidation preference $100 per share of Convertible Preferred Stock) (the "Convertible Preferred Stock"). The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges,





__________________________________

** Subject to removal if not a global security.

restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated March [ ], 1997, as the same may be amended from time to time (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

   Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

   Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

   Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has executed this certificate this [  ] day
of [   ], [   ].


                                          IXC COMMUNICATIONS, INC.,


                                          By:
                                              -------------------------------
                                              Name:
                                              Title:

[Seal]
                                          By:
                                              -------------------------------
                                              Name:
                                              Title:

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

   This is one of the Convertible Preferred Stock referred to in the within mentioned Certificate of Designation.

Dated:   [   ], [  ]

                                                CHASEMELLON SHAREHOLDER
                                                SERVICES, L.L.C.
                                                as Transfer Agent,


                                                By:
                                                    ---------------------------
                                                    Authorized Signatory

                              REVERSE OF SECURITY

   Dividends on each share of Convertible Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation (including Additional Dividends).

   The shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designation. The shares of Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

   As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:
                                                 ------------------------------

-------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)

-------------------------------------------------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:
      ------------------------------

Signature:
           -------------------------
(Sign exactly as your name appears on the other side of this Convertible Preferred Stock Certificate)

Signature Guarantee:***
                       ------------------------------------------------------


------------------------
*** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B


                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
             in order to Convert the Convertible, Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 7 1/4% Junior Convertible Preferred Stock (the "Convertible Preferred Stock"), represented by stock certificate No(s). _______________ (the "Convertible Preferred Stock Certificates") into shares of common stock ("Common Stock") of IXC Communications, Inc. (the "Company") according to the conditions of the Certificate of Designations, Preferences and Rights of the Convertible Preferred Stock (the "Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation and the Convertible Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

                        Date of Conversion: ________________________

                        Applicable Conversion Price: _______________

                        Number of shares of Convertible
                        Preferred Stock to be Converted: ____________

                        Number of shares of
                        Common Stock to be Issued: _________________

                        Signature: _________________________________

                        Name: ______________________________________

                        Address:** _________________________________

                        Fax No.: ___________________________________


-----------------------------
 * The Company is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Convertible Preferred Stock Certificate(s) to be converted.

** Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

                                                                       EXHIBIT C

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
            REGISTRATION OF TRANSFER OF CONVERTIBLE PREFERRED STOCK

Re: 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "Convertible Preferred Stock") of IXC Communications, Inc. (the "Company")

     This Certificate relates to ____ shares of Convertible Preferred Stock held in [ ] */ book-entry or [ ] */ definitive form by _______________ (the "Transferor").

The Transferor*:

  [ ] has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Convertible Preferred Stock held by the depository shares of Convertible Preferred Stock in definitive, registered form equal to its beneficial interest in such Convertible Preferred Stock (or the portion thereof indicated above); or

  [ ] has requested the Transfer Agent by written order to exchange or register the transfer of Convertible Preferred Stock.

   In connection with such request and in respect of such Convertible Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above captioned Convertible Preferred Stock and that the transfer of this Convertible Preferred Stock does not require registration under the Securities Act of 1933 (the "Securities Act") because */:

  [ ] Such Convertible Preferred Stock is being acquired for the Transferor's own account without transfer.

  [ ]  Such Convertible Preferred Stock is being transferred to the Company.

  [ ] Such Convertible Preferred Stock is being transferred (i) to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and, in the case of clause
(ii), based on an opinion of counsel if the Company so requests and together



__________________________________

*/Please check applicable box.

with a certification in substantially the form of Exhibit E to the Certificate of Designation).

   [ ] Such Convertible Preferred Stock is being transferred to an accredited investor within the meaning of Rule 501(a)(1), (2), (3), (4), (5), (6) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (together with a certification in substantially the form of Exhibit D to the Certificate of Designation).

   [ ] Such Convertible Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).


                                                -------------------------------
                                                  [INSERT NAME OF TRANSFEROR]

 Date:                                       By
       -------------------------------          -------------------------------

                                                                       EXHIBIT D

                              FORM OF CERTIFICATE
                    TO BE DELIVERED BY ACCREDITED INVESTORS

                                                            _____________, _____


ChaseMellon Shareholder Services, L.L.C.
Attention:  [          ]

Ladies and Gentlemen:

   In connection with our proposed purchase of certain 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "Convertible Preferred Stock"), of IXC Communications, Inc., a Delaware corporation (the "Company"), we represent that:

    (i) we are an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3),(4),(5),(6) or (7) under the Securities Act of 1933 (the
  "Securities Act") (an "Accredited Investor"), or an entity in which all of the equity owners are Accredited Investors;

    (ii) any purchase of Convertible Preferred Stock will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion;

    (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Convertible Preferred Stock and we and any accounts for which we are acting are able to bear the economic risks of our or their investment;

    (iv) we are not acquiring Convertible Preferred Stock with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times without our control; and

    (v) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Convertible Preferred Stock.

   We understand that the Convertible Preferred Stock has not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Convertible Preferred Stock, that such Convertible Preferred Stock may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act (and, unless such transfer occurs in a transaction meeting the requirements of Rule 144A, based upon an opinion of counsel, if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any shares of Convertible Preferred Stock, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Convertible Preferred Stock purchased by us will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Convertible Preferred Stock from us a notice advising such person that resales of the Convertible Preferred Stock are restricted as stated herein.

   We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

    THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                 Very truly yours,


                                                 -------------------------------
                                                     (Name of Transferee)

                                                 By:
                                                     ---------------------------
                                                    Name:
                                                    Title:
                                                    Address:

                                                                       EXHIBIT E

                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                                __________, ____

ChaseMellon Shareholder Services, L.L.C.
Attention:  [           ]

Ladies and Gentlemen:

   In connection with our proposed sale of certain 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "Convertible Preferred Stock") of IXC Communications, Inc., a Delaware corporation ("the "Company"), we represent that:

    (i) the offer of the Convertible Preferred Stock was not made to a person in the United States;

    (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

    (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act of 1933 (the "Securities Act"), as applicable; and

    (iv) the transaction is not part of a plan or scheme by us to evade the registration requirements of the Securities Act.

    You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,


                                         ----------------------------------
                                         (Name of Transferor)

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:
                                            Address:

                            IXC COMMUNICATIONS, INC.

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                   AND OTHER SPECIAL RIGHTS OF 12 1/2% JUNIOR
           EXCHANGEABLE PREFERRED STOCK DUE 2009 AND 12 1/2% SERIES B
                JUNIOR EXCHANGEABLE PREFERRED STOCK DUE 2009 AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF




                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware



                  IXC Communications, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that (i) pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Restated Certificate of Incorporation (hereinafter referred to as the "Restated Certificate of Incorporation"), and pursuant to the provisions of Sections 141(c)(2) and 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Company in one or more series and has authorized a committee of the Board of Directors (the "Placement Committee") to adopt the resolution set forth below and (ii) the Placement Committee duly approved and adopted the following resolution on August 14, 1997 (the "Resolution"):

                  RESOLVED that, pursuant to the authority vested in the Board of Directors by its Restated Certificate of Incorporation, and the authority vested by such Board of Directors in a committee of the Board (the "Placement Committee"), all the members of which are members of such Board, the Placement Committee does hereby create, authorize and provide for the issuance of 12 1/2% Junior Exchangeable Preferred Stock Due 2009, par value $0.01 per share, with a stated value of $1000 per share, initially consisting of up to 450,000 shares and 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009, par value $0.01 per share, with a stated value of $1,000 per share, initially consisting of up to 450,000 shares (collectively, the "Exchangeable Preferred Stock") having the designation, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this Resolution as follows:

                  (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company (i) a series of Preferred Stock designated as the "12 1/2% Junior Exchangeable Preferred Stock Due 2009" (the "Initial Exchangeable Preferred Stock") and (ii) a series of Preferred Stock designated as the "12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009" (the "Series B Stock"). The number of shares constituting the Initial Exchangeable Preferred Stock shall be 450,000, and the number of shares constituting the Series B Stock shall be 450,000. The Initial Exchangeable Preferred Stock and the Series B Stock are referred to as the Exchangeable Preferred Stock. The liquidation preference of the Exchangeable Preferred Stock shall be $1000 per share (the "Liquidation Preference").

                  (b) Rank. The Exchangeable Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank
(i) senior to all classes of common stock and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors of the Company, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (ii) on a parity with each share of Convertible Preferred Stock now or hereafter outstanding and on a parity with each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors of the

Company, the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"); and (iii) junior to each share of Series 3 Preferred Stock now or hereafter outstanding and junior to each class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors of the Company, the terms of which hereafter established classes or series expressly provide that such class or series will rank senior to the Exchangeable Preferred Stock as to dividend rights or rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock"). All claims of the holders of the Exchangeable Preferred Stock, including claims with respect to dividend payments, redemption payments, mandatory repurchase payments or rights upon liquidation, winding-up or dissolution, shall rank junior to the claims of the holders of any debt of the Company and all other creditors of the Company.

                  (c) Dividends. (i) Holders of the outstanding shares of Exchangeable Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative preferential dividends on each share of the Exchangeable Preferred Stock at a rate per annum equal to 12 1/2% of the Liquidation Preference of such share payable quarterly (each such quarterly period being herein called a "Dividend Period"). In addition to the dividends described in the preceding sentence, holders of outstanding shares of Exchangeable Preferred Stock will be entitled to additional dividends (the "Additional Dividends"), when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, with respect to the shares of Exchangeable Preferred Stock, which Additional Dividends shall accrue as follows if any of the following events occur (each such event in clauses (A), (B) and (C) below being herein called a "Registration Default"): (A) if by October 6, 1997, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC; (B) if by January 19, 1998, neither the Registered Exchange Offer is consummated nor the Shelf

Registration Statement declared effective by the SEC; or (C) if after January 19, 1998 and after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective (in each case except as permitted below) in connection with resales of Exchangeable Preferred Stock in accordance with and during the periods specified herein.

                  Additional Dividends shall accrue on the shares of Exchangeable Preferred Stock from and including the date on which any such Registration Default shall occur, to but excluding the date on which all such Registration Defaults have been cured, at a rate of .50% per annum.

                  A Registration Default referred to in clause (C) of paragraph
(c)(i) shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in the Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company proceeds promptly and in good faith to amend or supplement the Registration Statement and related prospectus to describe such events unless the Company has determined in good faith that there are material legal or commercial impediments in doing so; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 45 days, Additional Dividends shall be payable in accordance with the immediately preceding paragraphs of this paragraph (c)(i) from the day such Registration Default initially occurs until such Registration Default is cured.

                  Any amounts of Additional Dividends due pursuant to clauses
(A), (B) or (C) of this paragraph (c)(i) or pursuant to the proviso contained in the preceding sentence will be payable on the regular dividend payment dates with respect to the Exchangeable Preferred Stock and on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular dividends. The amount of Additional Dividends will be determined by multiplying the applicable Additional Dividends rate by the aggregate liquidation preference of the outstanding shares of Exchangeable Preferred Stock, multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                  All dividends on the Exchangeable Preferred Stock, including Additional Dividends, to the extent accrued, shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date or, in the case of additional shares of Exchangeable Preferred Stock issued in payment of a dividend, from the date of issuance of such additional shares of Exchangeable Preferred Stock, and shall be payable quarterly in arrears on each February 15, May 15, August 15 and November 15 (each, a "Dividend Payment Date"), commencing on November 15, 1997, to holders of record on the February 1, May 1, August 1 and November 1 immediately preceding the relevant Dividend Payment Date. Any dividend on the Exchangeable Preferred Stock payable pursuant to this paragraph
(c)(i) on or prior to February 15, 2001 shall be, at the option of the Company, payable (1) in cash or (2) through the issuance of a number of additional shares (including fractional shares) of Exchangeable Preferred Stock (the "Additional Shares") equal to the dividend amount divided by the Liquidation Preference of such Additional Shares. With respect to dividends accrued after February 15, 2001, all dividends shall be payable in cash.

                  Any dividend accruing after February 15, 2001 that is not paid in cash on the relevant Dividend Payment Date shall accrue interest at a rate per annum equal to the then applicable dividend rate per annum from such Dividend Payment Date to the date of payment of such dividend. Such interest, if any, shall be payable in cash on each Dividend Payment Date. Any accrued interest not paid on a Dividend Payment Date shall accrue interest on such interest pursuant to this paragraph. Any references herein to the payment of accrued and unpaid dividends shall be deemed to include any such interest.

                  (ii) In the event the Company notifies the holders of Exchangeable Preferred Stock of its election not to make a Change of Control Offer (as defined in paragraph (h)(i)) pursuant to paragraph (h)(iii), then, within 60 days of the occurrence of the applicable Change of Control, holders of a majority of the outstanding shares of the Exchangeable Preferred Stock will designate an Independent Financial Advisor to determine, within 20 days of such designation, in the opinion of such firm, the appropriate dividend rate that the Exchangeable Preferred Stock should bear so that, after such reset, the Exchangeable Preferred Stock would have a market value of 101% of the Liquidation Preference; provided, however, that no such reset shall be required to be made if such Independent Financial Advisor determines that the Exchangeable Preferred Stock has a market value of 101% or greater. If within 5 days of the designation of an Independent Financial Advisor by the Holders, the Company determines that such Independent Financial Advisor is reasonably unacceptable to the Company, the Company shall designate a second Independent Financial Advisor to determine, within 15 days of such designation, in its opinion, such an appropriate reset dividend rate for the Exchangeable Preferred Stock. In the event that the two Independent Financial Advisors cannot agree, within 25 days of the designation of an Independent Financial Advisor by the Holders of a majority of the outstanding shares of the Exchangeable Preferred Stock, on the appropriate reset dividend rate, the two Independent Financial Advisors shall, within 10 days of such 25th day, designate a third Independent Financial Advisor, which, within 15 days of designation, will determine, in its opinion, an appropriate reset dividend rate which is between the two rates selected by the first two Independent Financial Advisors. Upon the determination of the reset rate, the Exchangeable Preferred Stock shall accrue and accumulate dividends at the reset rate as of the date of occurrence of the Change of Control; provided, however, that the reset rate shall in no event be less than 12 1/2% per annum or greater than 15% per annum. The reasonable fees and expenses including reasonable fees and expenses of legal counsel, if any, and customary indemnification of each of the three above-referenced Independent Financial Advisors, shall be borne by the Company.

                  (iii) All dividends paid with respect to shares of the Exchangeable Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the holders entitled thereto.

                  (iv) No dividend may be declared or paid or set apart for the payment of dividends by the Company on any Parity Stock for any period unless full cumulative dividends in respect of each Dividend Period ending on or before such period shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so paid, the Exchangeable Preferred Stock will share dividends pro rata with the Parity Stock.

                  (v) The Company will not (A) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (B) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless (1) all accrued and unpaid dividends with respect to the Exchangeable Preferred Stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (2) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Exchangeable Preferred Stock and any Parity Stock. As used herein, the term "dividend" does not include dividends payable solely in shares of Junior Stock on Junior Stock or in options, warrants or rights to holders of Junior Stock to subscribe or purchase any Junior Stock.

                  (vi) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

                  (vii) Dividends payable on the Exchangeable Preferred Stock for any period other than a Dividend Period shall be computed on the basis of a 360-day consisting year of twelve 30-day months and the actual number of days elapsed in the period for which payable. Dividends payable on the Exchangeable Preferred Stock for a full Dividend Period will be computed by dividing the per annum dividend rate by four.

                  (d) Liquidation Preference. (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Exchangeable Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, the Liquidation Preference of the outstanding shares of Exchangeable Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not earned or declared and including Additional Dividends, if any,) thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up that would have been payable had the Exchangeable Preferred Stock been the subject of an Optional Redemption on such date) before any distribution is made on any Junior Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all Parity Stock are not paid in full, the Exchangeable Preferred Stock and the Parity Stock will share equally and ratably (in proportion to the respective amounts that would be payable on such shares of Exchangeable Preferred Stock and the Parity Stock, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the Company to which each is entitled. After payment of the full amount of the Liquidation Preference of the outstanding shares of Exchangeable Preferred Stock (and, if applicable, an amount equal to a prorated dividend), the holders of shares of Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

                  (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

                  (e) Redemption. (i) Optional Redemption. (A) Except as set forth in clause (B) below, the Exchangeable Preferred Stock shall not be redeemable at the option of the Company prior to August 15, 2002. On or after August 15, 2002, each share of the Exchangeable Preferred Stock may be redeemed (subject to the legal availability of funds therefor) at any time, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of the Liquidation Preference of such share) set forth below, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends to the date fixed for redemption (the "Optional Redemption Date") (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Optional Redemption Date) (the "Optional Redemption Price"), if redeemed during the 12-month period beginning August 15 of each of the years set forth below:

          Year in which redemption
          occurs                                     Percentage
          ------                                     ----------

          2002..................................           106.250%
          2003..................................           105.000
          2004..................................           103.750
          2005..................................           102.500
          2006..................................           101.250
          2007 and thereafter...................           100.000


                  (B) At any time and from time to time prior to August 15, 2000, the Company may redeem in the aggregate up to 35% of the outstanding shares of Exchangeable Preferred

Stock with the proceeds of one or more Public Equity Offerings at a redemption price (expressed as a percentage of the Liquidation Preference thereof) of 112.500% plus accrued and unpaid dividends, if any, to the redemption date (including an amount in cash equal to a prorated dividend for any partial dividend period); provided, however, that at least $195 million aggregate Liquidation Preference of the Exchangeable Preferred Stock remains outstanding after each such redemption.

                  (C) In the event of a redemption of only a portion of the then outstanding shares of Exchangeable Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem all of the shares held by holders of fewer than 100 shares (or all of the shares held by holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

                  (ii) Mandatory Redemption. Each share of the Exchangeable Preferred Stock (if not earlier redeemed or converted) shall be subject to mandatory redemption in whole (to the extent of lawfully available funds therefor) on August 15, 2009 (the "Mandatory Redemption Date") at a price equal to 100% of the Liquidation Preference of such share, plus, without duplication, all accrued and unpaid dividends thereon (including an amount equal to a prorated dividend thereon from the immediately preceding Dividend Payment Date to the Mandatory Redemption Date), if any, to the Mandatory Redemption Date (the "Mandatory Redemption Price").

                  (iii) Procedure for Redemption. (A) On and after the Optional Redemption Date or the Mandatory Redemption Date, as the case may be (the "Redemption Date"), unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Exchangeable Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; provided, however, that if a notice of redemption shall have been given as provided in subparagraph (iii)(B) and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the holders of the shares to be redeemed shall, with respect to the shares to be redeemed, cease to be stockholders of the Company and shall be entitled only to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares without interest from the Redemption Date.

                  (B) With respect to a redemption pursuant to paragraph (e)(i) or (e)(ii), the Company will send a written notice of redemption by first class mail to each holder of record of shares of Exchangeable Preferred Stock, not fewer than 30 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Exchangeable Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                  (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) hereof;

                  (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be;

                  (3) whether all or less than all the outstanding shares of the Exchangeable Preferred Stock are to be redeemed and the total number of shares of the Exchangeable Preferred Stock being redeemed;

                  (4) the Redemption Date;

                  (5) that the holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Exchangeable Preferred Stock to be redeemed; and

                  (6) that dividends on the shares of the Exchangeable Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

                  (C) Each holder of Exchangeable Preferred Stock shall surrender the certificate or certificates representing such shares of Exchangeable Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (f) Voting Rights. (i) The holders of Exchangeable Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii) and (iii) below, shall not be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                  (ii) (A) If (1) dividends on the Exchangeable Preferred Stock are in arrears and unpaid for six or more Dividend Periods (whether or not consecutive) (a "Dividend Default"); (2) the Company fails to redeem the Exchangeable Preferred Stock on August 15, 2009, or fails to otherwise discharge any redemption obligation with respect to the Exchangeable Preferred Stock; (3) a breach or violation of any of the provisions set forth under paragraph (l) (Certain Additional Provisions) occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of Exchangeable Preferred Stock then outstanding; or (4) the Company fails to pay at final maturity (giving effect to any applicable grace period) the principal amount of any Indebtedness of the Company or any Significant Subsidiary (other than any Permitted PSINet Non-Recourse Debt) or the final maturity of any such Indebtedness is accelerated because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million, then the number of directors constituting the Board of Directors of the Company will, subject to paragraph (f)(ii)(E), be increased by two and the Holders of the then outstanding shares of Exchangeable Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable), voting separately and as a class, shall have the right and power to elect such two additional directors. Each such event described in clauses (1),(2),(3) or (4) above is a "Voting Rights Triggering Event".

                  (B) The voting rights set forth in paragraph (f)(ii)(A) above will continue until such time as (x) in the case of a Dividend Default, all dividends in arrears on the Exchangeable Preferred Stock are paid in full in cash or (y) in all other cases, any failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the Holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of paragraph (f)(ii)(A) above (subject to the right of holders of any other preferred stock to elect directors) shall terminate forthwith and the number of directors constituting the Board of Directors shall be decreased by two (until the occurrence of any subsequent Voting Rights Triggering Event). At any time after voting power to elect directors shall have become vested and be continuing in the holders of Exchangeable Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) pursuant to paragraph (f)(ii)(A) hereof, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Company may, and upon the written request of the holders of record of at least 25% of the shares of Exchangeable Preferred Stock then outstanding or the holders of 25% of the shares of Parity Stock then outstanding upon which like rights have been confirmed and are exercisable addressed to the secretary of the Company shall, call a special meeting of the Holders of Exchangeable Preferred Stock and the holders of such Parity Stock for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; provided, however, that no such special meeting shall be called if the next annual meeting of stockholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Exchangeable Preferred Stock or the holders of 25% of the shares of Parity Stock upon which like rights have been confirmed and are exercisable may designate in writing one of their members to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Exchangeable Preferred Stock or such Parity Stock so designated shall have, and the Company shall provide, access to the lists of holders of Exchangeable Preferred Stock and the holders of such Parity Stock to be called pursuant to the provisions hereof. If no special meeting of the Holders of Exchangeable Preferred Stock and the holders of such Parity Stock is called as provided in this paragraph (f)(ii), then such meeting shall be deemed to have been called for the next annual meeting of stockholders of the Company or special meeting of the holders of any other capital stock of the Company.

                  (C) At any meeting held for the purposes of electing directors at which the Holders of Exchangeable Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of Exchangeable Preferred Stock (and such Parity Stock) shall be required to constitute a quorum thereof.

                  (D) Any vacancy occurring in the office of a director elected by the Holders of Exchangeable Preferred Stock (and such Parity Stock) may be filled by the remaining director elected by the Holders of Exchangeable Preferred Stock (and such Parity Stock) unless and until such vacancy shall be filled by the Holders of Exchangeable Preferred Stock (and such Parity Stock).

                  (E) In the event that an event occurs at any time which results in the holders of any Parity Stock having voting rights to elect directors to the Board of Directors, holders of Exchangeable Preferred Stock shall, whether or not such event otherwise constitutes a Voting Rights Triggering Event pursuant to paragraph (f)(ii)(A), have the voting rights set forth in paragraphs (f)(ii)(A) and (f)(ii)(B), and such event shall be deemed (for purposes of this paragraph (f) only) to constitute a Voting Rights Triggering Event. In addition, in the event that during a time in which directors elected by the holders of Exchangeable Preferred Stock pursuant to this paragraph (f)(ii) are serving on the Board of Directors ("Previously-Elected Directors") an event occurs which results in holders of Parity Stock having voting rights to elect (voting together with the holders of Exchangeable Preferred Stock) at least two directors to the Board of Directors, the holders of Exchangeable Preferred Stock shall vote together with the holders of such Parity Stock to elect such new directors, and upon the election of the new directors the Previously-Elected Directors shall (unless such Previously-Elected Directors are elected as new directors) cease to serve on the Board of Directors.

                  (iii) (A) So long as any shares of the Exchangeable Preferred Stock are outstanding, the Company will not authorize, create or increase the authorized amount of any class or series of Senior Stock without the affirmative vote or consent of holders of at least two-thirds of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting (except that no such vote or consent shall be required for the issuance of additional shares of Series 3 Preferred Stock to be paid as dividends on such Series 3 Preferred Stock pursuant to the terms of such Series 3 Preferred Stock).

                  (B) So long as any shares of the Exchangeable Preferred Stock are outstanding, the Company will not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Exchangeable Preferred Stock or to authorize the issuance of any additional shares of Exchangeable Preferred Stock (except to authorize the issuance of additional shares of Exchangeable Preferred Stock to be paid as dividends on the Exchangeable Preferred Stock, for which no consent shall be necessary) without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                  (C) Except as set forth in paragraph (f)(iii)(A) or (B) above,
(x) the creation, authorization or issuance of any shares of any Junior Stock, Parity Stock or Senior Stock, including the designation of a series of Exchangeable Preferred Stock, or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of Holders of Exchangeable Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Exchangeable Preferred Stock.

                  (D) Prior to the exchange of Exchangeable Preferred Stock for Exchange Debentures, the Company shall not amend or modify the Exchange Indenture (except as expressly provided therein in respect of amendments without the consent of holders of Exchange Debentures) without the affirmative vote or consent of holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                  (iv) In any case in which the Holders of Exchangeable Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Exchangeable Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Exchangeable Preferred Stock held.

                  (g) Exchange. (i) Exchange for Debentures. (A) The Company may, at its option, on any scheduled Dividend Payment Date, exchange the Exchangeable Preferred Stock, in whole but not in part, for the Exchange Debentures; provided however, that (1) on the date of such exchange there are no accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividends payable on such date) or other contractual impediment to such exchange; (2) there shall be funds legally available sufficient therefor; (3) immediately after giving effect to such exchange, no Default (as defined in the Exchange Indenture) shall have occurred and be continuing, and (iv) the Company shall have delivered to the Trustee under the Exchange Indenture an opinion of counsel with respect to the due authorization and issuance of the Exchange Debentures.

                  (B) Upon any exchange pursuant to this paragraph (g)(i), holders of outstanding shares of Exchangeable Preferred Stock will be entitled to receive $1.00 principal amount of Exchange Debentures for each $1.00 of liquidation preference of Exchangeable Preferred Stock held by them. Exchange Debentures issued in exchange for Exchangeable Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Exchangeable Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which such holder's shares of Exchangeable Preferred Stock entitle such holder;

provided, however, that the Company may pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000.

                  (ii) Procedures. (A) The Company will send a written notice of exchange (the "Exchange Notice") by mail to each holder of record of shares of Exchangeable Preferred Stock not fewer than 30 days nor more than 60 days before the date fixed for such exchange (the "Exchange Date"); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any shares of Exchangeable Preferred Stock to be exchanged except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Exchange Notice shall state:

                  (1) the Exchange Date;

                  (2) that the holder is to surrender to the Company, in the manner and at the place or places designated, his certificate or certificates representing the shares of Exchangeable Preferred Stock to be exchanged;

                  (3) that dividends on the shares of Exchangeable Preferred Stock to be exchanged shall cease to accrue on such Exchange Date whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on such Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and

                  (4) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on such Exchange Date.

                  (B) On and after the Exchange Date, dividends will cease to accrue on the outstanding shares of Exchangeable Preferred Stock, and all rights of the holders of Exchangeable Preferred Stock (except the right to receive Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Exchange Date and, if the Company so elects, cash in lieu of any Exchange Debenture that is in a principal amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures.

                  (C) On or before the Exchange Date, each holder of Exchangeable Preferred Stock shall surrender the certificate or certificates representing such shares of Exchangeable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Exchangeable Preferred Stock so exchanged, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), such shares shall be exchanged by the Company into Exchange Debentures. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

                  (iii) No Exchange in Certain Cases. Notwithstanding the foregoing provisions of this paragraph (g), the Company shall not be entitled to exchange the Exchangeable Preferred Stock for Exchange Debentures if such exchange, or any term or provision of the Exchange Indenture or the Exchange Debentures, or the performance of the Company's obligations under the Exchange Indenture or the Exchange Debentures, shall materially violate or conflict with any applicable law or agreement or instrument then binding on the Company or if, at the time of such exchange, the Company is insolvent or if it would be rendered insolvent by such exchange.

                  (iv) Exchange of Initial Exchangeable Preferred Stock for Series B Stock. The Series B Stock will be issued by the Company only in connection with an exchange offer, on a share for share basis, for the Initial Exchangeable Preferred Stock as required pursuant to the Registration Rights Agreement. Each share of Series B Stock issued in exchange for a share of Initial Exchangeable Preferred Stock will be deemed to have the same liquidation preference and accrued and unpaid dividends as the share of Initial Exchangeable Preferred Stock so exchanged.

                  (h) Change of Control. (i) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall either (1) offer to purchase each holder's Exchangeable Preferred Stock in cash pursuant to the offer described in paragraph (h)(iii) (the "Change of Control Offer") at a purchase price equal to 101% of the Liquidation Preference thereof, plus, without duplication, all accrued and unpaid dividends, if any, to the Change of Control Payment Date, including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to the Change of Control Payment Date or (2) notify each holder of the Company's election not to make an offer as described in clause (1) above, in which case the dividend rate on the Exchangeable Preferred Stock shall be subject to reset pursuant to paragraph
(c)(ii).

                  (ii) Prior to the mailing of the notice referred to in paragraph (h)(iii), but in any event within 30 days following the date on which the Company knows or reasonably should have known that a Change in Control has occurred, the Company covenants that it shall promptly determine if the purchase of the Exchangeable Preferred Stock would violate or constitute a default under the indebtedness of the Company.

                  (iii) Within 30 days following the date on which the Company knows or reasonably should have known that a Change in Control has occurred, the Company must send, by first-class mail, postage prepaid, a notice to each holder of Exchangeable Preferred Stock. Such notice shall state whether the Company has elected to make an offer to purchase shares of Exchangeable Preferred Stock and if it has so elected, such notice shall contain all instructions and materials necessary to enable such holders to tender Exchangeable Preferred Stock pursuant to the Change of

Control Offer. If the Company has elected to make a Change of Control Offer, such notice shall state:

                  (A) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this paragraph (h) and that all Exchangeable Preferred Stock validly tendered and not withdrawn will be accepted for payment;

                  (B) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                  (C) that any shares of Exchangeable Preferred Stock not tendered will continue to accrue dividends;

                  (D) that, unless the Company defaults in making payment therefor, any share of Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

                  (E) that holders electing to have any shares of Exchangeable Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such shares of Exchangeable Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the Exchangeable Preferred Stock at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                  (F) that holders will be entitled to withdraw their election if the Company receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, a telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Exchangeable Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing his election to have such shares of Exchangeable Preferred Stock purchased;

                  (G) that holders whose shares of Exchangeable Preferred Stock are purchased only in part will be issued a new certificate representing the unpurchased shares of Exchangeable Preferred Stock; and

                  (H) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

                  If the Company elects not to make a Change of Control Offer, such notice shall state that the dividend rate on the Exchangeable Preferred Stock is subject to adjustment pursuant to paragraph (c)(ii).

                  (iv) The Company will comply with any tender offer rules under the Exchange Act which then may be applicable, including Rules 13e-4 and 14e-1, in connection with any offer made by the Company to repurchase the shares of Exchangeable Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Certificate of Designation, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Certificate of Designation by virtue thereof.

                  (v) On the Change of Control Payment Date the Company shall
(A) accept for payment the shares of Exchangeable Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Company defaults in the payment for the shares of Exchangeable Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of

Exchangeable Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

                  (vi) To accept the Change of Control Offer, the holder of a share of Exchangeable Preferred Stock shall deliver, on or before the 10th day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of such holder's acceptance, together with certificates evidencing the shares of Exchangeable Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

                  (i) Conversion or Exchange. Except as otherwise provided herein, the holders of shares of Exchangeable Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

                  (j) Reissuance of Exchangeable Preferred Stock. Shares of Exchangeable Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall not be reissued as shares of Exchangeable Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Exchangeable Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.

                  (k) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                  (l) Certain Additional Provisions. The Company covenants and agrees for the benefit of the Holders as follows:

                  (i) SEC Reports. The Company shall file with the Trustee and provide Holders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

                  (ii) Limitation on Indebtedness. (A) The Company shall not Incur, and shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the net proceeds therefrom) and to any other Indebtedness Incurred or repaid since the end of the period referred to below and the receipt and application of the proceeds thereof, either (i) the Indebtedness to Operating Cash Flow Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is Incurred would have been not more than 5.0 to 1.0, or (ii) the Company's Consolidated Capital Ratio as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is Incurred is less than 2.0 to 1.0.

                  (B) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following
Indebtedness:

                  (1) Indebtedness Incurred pursuant to one or more Credit Agreements; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (A) $150,000,000 and (B) 85% of the book value of the Accounts Receivables of the Company and its Restricted Subsidiaries;

                  (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (3) the Exchange Debentures (including Exchange Debentures issued in lieu of cash interest payments with respect to Exchange Debentures);

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this paragraph
         (l)(ii)(B));

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (l)(ii)(A) pursuant to clause (3) or (4) of this paragraph (l)(ii)(B) or this clause (5);

                  (6) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Certificate of Designation.

                  (7) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary;

                  (8) In the event that the PSINet Shares are held by the Company or a Restricted Subsidiary, the Incurrence by the Company or such Restricted Subsidiary of Permitted PSINet Non-Recourse Debt; and

                  (9) Indebtedness in an aggregate principal amount at any time outstanding which, together with the amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (8) of this paragraph (l)(ii)(B) and paragraph (l)(ii)(A)), does not exceed 5% of Consolidated Tangible Assets.

         (C) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to paragraph (l)(ii)(B) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Exchange Debentures to at least the same extent as such Subordinated Obligations.

         (D) For purposes of determining compliance with this paragraph (l)(ii),
(1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

                  (iii) Limitation on Restricted Payments. (A) The Company shall not, and shall not permit any Restricted

Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Voting Rights Triggering Event shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not able to Incur an additional $1.00 of Indebtedness under paragraph (l)(ii)(A); or

                  (3) the aggregate amount of such Restricted Pay ment and all other Restricted Payments since the Issue Date would exceed the sum of:

                           (I) an amount equal to the Cumulative Operating Cash
                  Flor for the period (taken as one accounting period) from the beginning of the first full fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less 1.50 times the Company's Cumulative Consolidated Interest Expense for such period;

                           (II) the aggregate Net Cash Proceeds received by the
                  Company from the issuance or sale of its Parity Stock and Junior Stock (in each case other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

                           (III) the amount by which Indebtedness of the Company
                  is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Parity Stock or Junior Stock (in each case other than Disqualified

                                                                              28
                  Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and

                           (IV) an amount equal to the sum of (x) the net
                  reduction in Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets (but excluding such interest, dividends, repayments, advances or other transfers of assets to the extent any such item increases Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries), and (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person (including any Unrestricted Subsidiary), the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

                  (B) The provisions of paragraph (l)(iii)(A) shall not prohibit:

                  (1) any Restricted Payment made out of the proceeds of the substantially concurrent sale of, or any acquisition of any Parity Stock or Junior Stock of the Company made by exchange for, other Parity Stock or Junior Stock, as the case may be, of the Company (in each case other than Disqualified Stock and other than Parity Stock or Junior Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (I) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (II) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under paragraph (l)(iii)(A)(3)(II);

                  (2) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with paragraph (l)(iii); provided, however, that at the time of payment of such dividend, no other Voting Rights Triggering Event shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; or

                  (3) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1,000,000 in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments.

                  (iv) Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (A) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the

Company, (B) make any loans or advances to the Company or (C) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue
         Date;

                  (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this paragraph (l)(iv) or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this paragraph (l)(iv) or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the holders of Exchangeable Preferred Stock than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (5) in the case of clause (C) above, restrictions contained in IRU Agreements, security agreements or mortgages securing Indebtedness or other obligations of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                  (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

                  (7) any such encumbrance or restriction contained in the PSINet Agreement.

                  (v) Limitation on Affiliate Transactions. (A) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless
(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (2) the Company delivers to the Transfer Agent (I) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1,000,000 a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (II) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10,000,000, other than transactions with GE Capital Communication and Excluded PSINet Transactions, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing.

                  (B) The provisions of the foregoing paragraph (l)(v)(A) shall not prohibit (1) any Restricted Payment permitted to be paid pursuant to paragraph (l)(iii), (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (4) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, (5) any employment or consulting arrangement or agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (6) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (7) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (8) transactions in connection with Permitted Businesses between the Company and GE Capital Communication, (9) transactions between the Company or any Restricted Subsidiary specifically contemplated by the PSINet Agreement and (10) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company. Notwithstanding the foregoing, Affiliate Transactions shall not include any transaction involving the sale, purchase, repurchase, redemption, transfer, exchange or other acquisition or disposition of Senior Notes, Exchangeable Preferred Stock or Convertible Preferred Stock by or from, or the payment of principal of, premium, if any, and interest on, or liquidation preference of and dividend on, any Senior Notes, Exchangeable Preferred Stock or Convertible Preferred Stock, as the case may be, to any Affiliate of the Company or any Affiliate of a Restricted Subsidiary of the Company; provided, however, that such transaction is offered substantially concurrently to all other holders of Senior Notes, Exchangeable Preferred Stock or Convertible Preferred Stock, as the case may be, on the same terms and conditions;

provided further, however, that such transaction is approved by a majority of the disinterested members of the Board of Directors, other than transactions in connection with the payment of principal of, premium, if any, and interest on, or liquidation preference of and dividends on, Senior Notes, Exchangeable Preferred Stock or Convertible Preferred Stock, as the case may be, pursuant to the provisions of the indenture or certificate of designation governing the payment of interest and principal, dividends and liquidation preference, optional redemption, repurchases from the proceeds of an asset disposition and repurchases upon a change of control.

                  (vi) When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless: (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume all the obligations of the Company under the Exchangeable Preferred Stock; (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing, (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (l)(ii)(A); (4) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (5) the Company shall have delivered to the Trustee an Officers' Certificate, stating that such consolidation, merger or transfer and such assumption (if any) comply with this Certificate of Designation.

                  (m) Certificates. (i) Form and Dating. The Exchangeable Preferred Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Exchangeable Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Exchangeable Preferred Stock certificate shall be dated the date of its authentication. The terms of the Exchangeable Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

                  (A) Global Exchangeable Preferred Stock. The Exchangeable Preferred Stock sold in reliance on Rule 144A shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Global Exchangeable Preferred Stock"), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, at its New York office, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. Subject to the terms hereof and to the requirements of applicable law, the number of shares of Exchangeable Preferred Stock represented by Global Exchangeable Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

                  (B) Book-Entry Provisions. In the event Global Exchangeable Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Exchangeable Preferred Stock certificates that (a) shall be registered in the name of DTC for such Global Exchangeable Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC's instructions or held by the Transfer Agent as custodian for DTC.

                  Members of, or participants in, DTC ("Agent Members") shall have no rights under this Certificate of Designation with respect to any Global Exchangeable Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Exchangeable Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Exchangeable Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Exchangeable Preferred Stock.

                  (C) Certificated Exchangeable Preferred Stock. Exchangeable Preferred Stock initially sold in offshore transactions pursuant to Regulation S under the Securities Act will be issued in fully registered certificated form ("Certificated Exchangeable Preferred Stock").

                  Except as otherwise provided by applicable law or as provided in this paragraph (m)(i) or in paragraph (m)(iii), owners of beneficial interests in Global Exchangeable Preferred Stock will not be entitled to receive physical delivery of Certificated Exchangeable Preferred
Stock.

                  After a transfer of any Initial Exchangeable Preferred Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Exchangeable Preferred Stock, all requirements pertaining to legends on such Initial Exchangeable Preferred Stock will cease to apply, the requirements requiring that any such Initial Exchangeable Preferred Stock issued to Holders be issued in global form will cease to apply, and Certificated Exchangeable Preferred Stock without legends will be available to the transferee of the Holder of such Initial Exchangeable Preferred Stock upon exchange of such transferring Holder's Initial Exchangeable Preferred Stock or directions to transfer such Holder's interest in the Global Exchangeable Preferred Stock, as applicable. Upon the consummation of a Registered Exchange Offer with respect to the Initial Exchangeable Preferred Stock pursuant to which Holders of such Initial Exchangeable Preferred Stock are offered Series B Stock in exchange for their Initial Exchangeable Preferred Stock, all requirements that Initial Exchangeable Preferred Stock be issued in global form will cease to apply and Certificated Exchangeable Preferred Stock with the restricted securities legend set forth in Exhibit A hereto will be available to Holders of such Initial Exchangeable Preferred Stock that do not exchange their Initial Exchangeable Preferred Stock, and Series B Stock in certificated form will be available to Holders that exchange such Initial Exchangeable Preferred Stock in such Registered Exchange Offer.

                  (ii) Execution and Authentication. Two Officers shall sign the certificates representing Exchangeable Preferred Stock for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Exchangeable Preferred Stock and may be in facsimile form.

                  If an Officer whose signature is on certificates representing Exchangeable Preferred Stock no longer holds that office at the time the Transfer Agent authenticates the Exchangeable Preferred Stock evidenced thereby, the shares of Exchangeable Preferred Stock evidenced thereby shall be valid nevertheless.

                  A certificate representing Exchangeable Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Exchangeable Preferred Stock. The signature shall be conclusive evidence that the Exchangeable Preferred Stock has been authenticated under this Certificate of Designation.

                  The Transfer Agent shall authenticate and deliver: (1) 300,000 shares of Initial Exchangeable Preferred Stock for original issue and (2) 300,000 shares of Series B Stock for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. In addition, the Transfer Agent shall authenticate and deliver, from time to time, Additional Shares for original issue upon order of the Company signed by two Officers or by an Officer or either an Assistant Treasurer or Assistant Secretary of the Company. Such orders shall specify the number of shares of Exchangeable Preferred Stock to be authenticated and the date on which the original issue of Exchangeable Preferred Stock is to be authenticated and whether the Exchangeable Preferred Stock is to be Initial Exchangeable Preferred Stock or Series B Stock.

                  The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Exchangeable Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate Exchangeable Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

                  (iii) Transfer and Exchange. (A) Transfer and Exchange of Certificated Exchangeable Preferred Stock. When Certificated Exchangeable Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Exchangeable Preferred Stock or to exchange such Certificated Exchangeable Preferred Stock for an equal number of shares of Certificated Exchangeable Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the

Certificated Exchangeable Preferred Stock surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

                  (2) in the case of Transfer Restricted Securities that are Certificated Exchangeable Preferred Stock, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (I) or (II) below, and are accompanied by the following additional information and documents, as applicable:

                           (I) if such Transfer Restricted Securities are being
                  delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit B hereto; or

                           (II) if such Transfer Restricted Securities are being
                  transferred to the Company or to a "qualified institutional buyer" ("QIB") in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto).

                  (B) Restrictions on Transfer of Certificated Exchangeable Preferred Stock for a Beneficial Interest in Global Exchangeable Preferred Stock. Certificated Exchangeable Preferred Stock may not be exchanged for a beneficial interest in Global Exchangeable Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Exchangeable Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Transfer Agent, together with:

                  (1) if such Certificated Exchangeable Preferred Stock is a Transfer Restricted Security, certification that such Certificated Exchangeable Preferred Stock is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

                  (2) whether or not such Certificated Exchangeable Preferred Stock is a Transfer Restricted Security, written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Exchangeable Preferred Stock to reflect an increase in the number of shares of Exchangeable Preferred Stock represented by the Global Exchangeable Preferred Stock, then the Transfer Agent shall cancel such Certificated Exchangeable Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Exchangeable Preferred Stock represented by the Global Exchangeable Preferred Stock to be increased accordingly. If no Global Exchangeable Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Exchangeable Preferred Stock representing the appropriate number of shares.

                  (C) Transfer and Exchange of Global Exchangeable Preferred Stock. The transfer and exchange of Global Exchangeable Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

                  (D) Transfer of a Beneficial Interest in Global Exchangeable Preferred Stock for a Certificated Exchangeable Preferred Stock.

                  (1) Any person having a beneficial interest in Exchangeable Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (I) or (II) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for Certificated Exchangeable Preferred Stock representing the same number of shares of Exchangeable Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any person having a beneficial interest in Global Exchangeable Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, and upon the following additional information and documents (all of which may be submitted by facsimile):

                           (I) if such beneficial interest is being transferred
                  to the person designated by DTC as being the owner of a beneficial interest in Global Exchangeable Preferred Stock, a certification from such person to that effect (in substantially the form of Exhibit B hereto); or

                           (II) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Exchangeable Preferred Stock represented by Global Exchangeable Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer

Agent will authenticate and deliver to the transferee Certificated Exchangeable Preferred Stock.

                  (2) Certificated Exchangeable Preferred Stock issued in exchange for a beneficial interest in a Global Exchangeable Preferred Stock pursuant to this paragraph (m)(iii)(D) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Exchangeable Preferred Stock to the persons in whose names such Exchangeable Preferred Stock are so registered in accordance with the instructions of DTC.

                  (E) Restrictions on Transfer and Exchange of Global Exchangeable Preferred Stock. Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in paragraph
(m)(iii)(F)), Global Exchangeable Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

                  (F) Authentication of Certificated Exchangeable Preferred Stock. If at any time:

                  (1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Exchangeable Preferred Stock and a successor depository for the Global Exchangeable Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

                  (2) DTC ceases to be a clearing agency registered under the Exchange Act;

                  (3) there shall have occurred and be continuing a Voting Rights Triggering Event; or

                  (4) the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Exchangeable Preferred Stock under this Certificate of Designation, then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company requesting the authentication and delivery of Certificated Exchangeable Preferred Stock to the persons designated by the Company, will authenticate and deliver Certificated Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock represented by the Global Exchangeable Preferred Stock, in exchange for such Global Exchangeable Preferred Stock.

                  (G) Legend. (1) Except as permitted by the following paragraph
(2), each certificate evidencing the Global Exchangeable Preferred Stock and the Certificated Exchangeable Preferred Stock (and all Exchangeable Preferred Stock issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

         "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         "THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT
         (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
         (ii) IN AN

         OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (v) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         "BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT") OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.

                  (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Exchangeable Preferred Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (I) in the case of any Transfer Restricted Security
                  that is a Certificated Exchangeable Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Exchangeable Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security;

                           (II) in the case of any Transfer Restricted Security
                  that is represented by a Global Exchangeable Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Exchangeable Preferred Stock Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder's request for such exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth on the reverse of the Transfer Restricted Security); and

                           (III) in the case of any Transfer Restricted Security
                  that is represented by a Global Exchangeable Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security (in connection with the offer to exchange Series B Stock for Initial Exchangeable Preferred Stock pursuant to the Registration Rights Agreement) for another Global Exchangeable Preferred Stock that does not bear the legend set forth above.

                  (H) Cancelation or Adjustment of Global Exchangeable Preferred Stock. At such time as all beneficial interests in Global Exchangeable Preferred Stock have either been exchanged for Certificated Exchangeable Preferred Stock, redeemed, repurchased or canceled, such Global Exchangeable Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Exchangeable Preferred Stock is exchanged for Certificated Exchangeable Preferred Stock, redeemed, repurchased or canceled, the number of shares of Exchangeable Preferred Stock represented by such Global Exchangeable Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Exchangeable Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

                  (I) Obligations with Respect to Transfers and Exchanges of Exchangeable Preferred Stock. (1) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Exchangeable Preferred Stock and Global Exchangeable Preferred Stock as required pursuant to the provisions of this paragraph (iii).

                  (2) All Certificated Exchangeable Preferred Stock and Global Exchangeable Preferred Stock issued upon any registration of transfer or exchange of Certificated Exchangeable Preferred Stock or Global Exchangeable Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designation as the Certificated Exchangeable Preferred Stock or Global Exchangeable Preferred Stock surrendered upon such registration of transfer or exchange.

                  (3) Prior to due presentment for registration of transfer of any shares of Exchangeable Preferred Stock, the Transfer Agent and the Company may deem and treat the person in whose name such shares of Exchangeable Preferred Stock are registered as the absolute owner of such Exchangeable Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

                  (4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Exchangeable Preferred Stock Certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Exchangeable Preferred Stock Certificates.

                  (5) Upon any sale or transfer of shares of Exchangeable Preferred Stock (including any Exchangeable Preferred Stock represented by a Global Exchangeable Preferred Stock Certificate) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required:

                  (A) in the case of any Certificated Exchangeable Preferred Stock, the Transfer Agent shall permit the holder thereof to exchange such

                           Exchangeable Preferred Stock for Certificated Exchangeable Preferred Stock that does not bear the legend set forth in paragraph (iii)(G) above and rescind any restriction on the transfer of such Exchangeable Preferred Stock; and

                  (B) in the case of any Global Exchangeable Preferred Stock, such Exchangeable Preferred Stock shall not be required to bear the legend set forth in paragraph
                           (iii)(G) above but shall continue to be subject to the provisions of paragraph (iii)(D) hereof; provided, however, that with respect to any request for an exchange of Exchangeable Preferred Stock that is represented by Global Exchangeable Preferred Stock for Certificated Exchangeable Preferred Stock that does not bear the legend set forth in paragraph
                           (iii)(G) above in connection with a sale or transfer thereof pursuant to Rule 144 (and based upon an opinion of counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                  (iv) Replacement Certificates. If a mutilated Exchangeable Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Exchangeable Preferred Stock certificate claims that the Exchangeable Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Exchangeable Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Exchangeable Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Exchangeable Preferred Stock certificate.

                  (v) Temporary Certificates. Until definitive Exchangeable Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Exchangeable Preferred Stock certificates. Temporary Exchangeable Preferred Stock certificates shall be substantially in the form of definitive Exchangeable Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Exchangeable Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Exchangeable Preferred Stock certificates and deliver them in exchange for temporary Exchangeable Preferred Stock certificates.

                  (vi) Cancelation. (A) In the event the Company shall purchase or otherwise acquire Certificated Exchangeable Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

                  (B) At such time as all beneficial interests in Global Exchangeable Preferred Stock have either been exchanged for Certificated Exchangeable Preferred Stock, redeemed, repurchased or canceled, such Global Exchangeable Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

                  (C) The Transfer Agent and no one else shall cancel and destroy all Exchangeable Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Exchangeable Preferred Stock certificates to the Company. The Company may not issue new Exchangeable Preferred Stock certificates to replace Exchangeable Preferred Stock certificates to the extent they evidence Exchangeable Preferred Stock which the Company has purchased or otherwise acquired.

                  (m) Additional Rights of Holders. In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.

                  (n) Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

                  "Accounts Receivable" means, with respect to any Person, all accounts receivable of such Person net of allowances for uncollectible accounts, discounts, refunds and all other allowances as determined in accordance with GAAP.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of paragraphs (l)(iii) and (l)(v) only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Swap" means an exchange of assets by the Company or any of its Restricted Subsidiaries for one or more Permitted Businesses, assets to be used in a Permitted Business, or for a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the dividend rate borne by the Exchangeable Preferred Stock compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determina tion, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multi plied by the amount of such payment by (ii) the sum of all such payments.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that any person that is deemed to have beneficial ownership of shares solely as a result of being part of a group pursuant to Rule 13d-5(b)(1) shall not be deemed to have beneficial ownership of any shares held by a Permitted Holder forming a part of such group), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that any directors elected by holders of Preferred Stock of the Company pursuant to any voting rights provisions included in the certificate of designation relating to such Preferred Stock shall be excluded in making any determination pursuant to this clause (ii); or

                  (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

                  Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if, after such event that otherwise would constitute a Change of Control, the Securities are rated Investment Grade by Moody's or Standard & Poor's on the 30th day following the event that otherwise would constitute a Change of Control (the "Change of Control Determination Date"); provided, however, that to the extent there is a "rating watch" with respect to the Exchangeable Preferred Stock or other rating agency review on such 30th day, then the Change of Control Determination Date shall be the first Business Day thereafter on which the Exchangeable Preferred Stock is not subject to a "rating watch" or other rating agency review by either Moody's or Standard & Poor's. The term "Investment Grade", for such purpose, means a rating of Baa3 or higher in the case of Moody's, or BBB- or higher in the case of Standard & Poor's.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means the party named as such in this Certificate of Designation until a successor replaces it and, thereafter, means the successor.

                  "Consolidated Capital Ratio" of any Person as of any date means the ratio of (i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the greater of either (a) the aggregate consolidated paid-in capital of such Person as of such date or (b) the stockholders' equity as of such date as shown on the consolidated balance sheet of such Person determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all (A) Preferred Stock of Restricted Subsidiaries and (B) Preferred Stock of the Company that is Disqualified Stock, in each case held by Persons other than the Company or a Restricted Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and
(x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidi aries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

                  (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that subject to the exclusion contained in clause (iv) below, the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause);

                  (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (v) extraordinary gains or losses; and

                  (vi) the cumulative effect of a change in account ing principles.

Notwithstanding the foregoing, for the purpose of paragraph (l)(iii) only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from any Person (including any Unrestricted Subsidiary) to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under paragraph (l)(iii) (A)(3)(IV) thereof.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of: (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, as determined in accordance with GAAP.

                  "Consolidated Tangible Assets" means, with respect to any Person as of any date, the sum of the consolidated gross book value as reflected in accounting books and records of such Person of all its property, both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, tradenames, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized debt discount and expenses, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves which should be provided in connection with the business conducted by such Person, all of the foregoing as determined in accordance with GAAP.

                  "Convertible Preferred Stock" means the Company's 7 1/4% Junior Convertible Preferred Stock Due 2007.

                  "Credit Agreements" means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of such Person's most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

                  "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow for the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Default" means any event which is, or after notice or passage of time or both would be, a Voting Rights Triggering Event.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Exchangeable Preferred Stock; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the comparable provisions of the Exchange Indenture; provided further, however, that the Company's Convertible Preferred Stock outstanding on the Issue Date (and any shares of Convertible Preferred Stock issued as payment of a dividend on Convertible Preferred Stock) shall be deemed not to constitute Disqualified Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Date" means the date on which the Securities are exchanged for the Exchangeable Preferred Stock.

                  "Exchange Debentures" means the debentures issuable pursuant to the Exchange Indenture.

                  "Exchange Offer Registration Statement" means a registration statement filed with the SEC with respect to a Registered Exchange Offer.

                  "Exchange Indenture" means the Indenture dated as of August 15, 1997, by and between the Company and The Bank of New York, as Trustee, governing the Exchange Debentures.

                  "Excluded PSINet Transactions" means any transaction between the Company or any of its Restricted Subsidiaries with PSINet Inc., so long as at the time of engaging in, or contracting to engage in, such transaction, the Company and its Subsidiaries have not acquired shares of PSINet Common Stock other than the PSINet Shares.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Certificate of Designation shall be computed in conformity with GAAP.

                  "GE Capital Communications" means GE Capital Communications Services Corporation.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" means the Person in whose name a share of Exchangeable Preferred Stock is registered on the Transfer Agent's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends) of such Subsidiary (which will constitute Indebtedness Incurred by such Subsidiary and not Indebtedness Incurred by such Person);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                  (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indebtedness to Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of a Person and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference of all outstanding Preferred Stock of the Restricted Subsidiaries of such Person as of such date (excluding any such Preferred Stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person), plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of such Person (excluding any Disqualified Stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person) as of such date to (b) Operating Cash Flow of such Person and its Restricted Subsidiaries for the most recent four-quarter period for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions and dispositions of assets (notwithstanding clause (ii) of the definition of "Consolidated Net Income" and including Asset Swaps) made by such Person and its Restricted Subsidiaries since the beginning of such four-quarter period through such date as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period through such date as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

                  "Independent Financial Advisor" means a United States investment banking firm of national standing in the United States which does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect financial interest in the Company.

                  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan or any other extensions of credit (other than advances, loans or other extensions of credit to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and other than commission, travel, relocation and similar advances to directors, officers and employees made in the ordinary course of business) (including by way of Guarantee or similar arrangement) or capital contribution to any Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of such Person), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and paragraph
(l)(iii), (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors; provided further, however, that an acquisition of assets, Capital Stock or other securities by the Company or any of its Restricted Subsidiaries shall not be deemed to be an Investment to the extent the consideration for such Capital Stock or other securities consists of common equity securities of the Company.

                  "IRU" means an indefeasible right to use fiber or telecommunications capacity.

                  "IRU Agreement" means an agreement pursuant to which an interest in an IRU is sold or leased or otherwise transferred.

                  "Issue Date" means the date on which the Initial Exchangeable Preferred Stock is originally issued.

                  "IXC Internet Capital Contribution" means the contribution by the Company to IXC Internet Services, Inc. (so long as IXC Internet Services, Inc. is a Subsidiary) of $10 million in cash, an IRU in two excess fibers in the Company's network (including two fibers in network routes to be built or acquired in the future) and space in certain points of presence, in each case as contemplated in connection with the transactions contemplated by the PSINet Agreement.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Moody's" means Moody's Investors Service, Inc. or its successor.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Operating Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, (A) plus
(i) extraordinary net losses, net losses on sales of assets outside the ordinary course of business during such period and noncash charges relating to write-downs of property and equipment, to the extent such losses and charges were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of such Person and its

Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash charges (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other noncash charges were deducted in computing such Consolidated Net Income and (B) less all noncash income for such period (excluding any such noncash income to the extent it represents an accrual of cash income in any future period or amortization of cash income received in a period). Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other noncash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Operating Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person for such period and only if and to the extent such Restricted Subsidiary could have paid such amount at the date of determination as a dividend or similar distribution to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Business" means (i) any communications business and
(ii) any business reasonably related or ancillary thereto.

                  "Permitted Holders" means the officers and directors of the Company, and Trustees of General Electric Pension Trust, Grumman Hill Associates, Inc. and Grumman Hill Investments, L.P., and each of their respective officers and directors and their Related Parties.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) the IXC Internet Capital Contribution; (ix) the Investment in PSINet Inc. contemplated by the PSINet Agreement, including the Investment in shares of PSINet Common Stock purchased pursuant to the PSINet Agreement and the $240 million value protection right provided for by the PSINet Agreement; and (x) other Investments in any Person that in the aggregate do not exceed $30 million (without regard to increases and decreases in the value of the Investments).

                  "Permitted PSINet Non-Recourse Debt" means Indebtedness where
(i) the holders of such Indebtedness expressly agree that they will look solely to the shares of PSINet Common Stock held by the issuer of such Indebtedness for payment on or in respect of such Indebtedness and expressly waive any recourse they may have on or with respect to such Indebtedness to the Company or any Restricted Subsidiary, (ii) neither the Company nor any Restricted Subsidiary
(A) provides credit support (whether or not in the form of an undertaking, agreement or instrument which would constitute Indebtedness), other than the pledge by the issuer of such Indebtedness of shares of PSINet Common Stock, or
(B) is directly or indirectly liable and (iii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the shares of PSINet Common Stock securing such Indebtedness) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of any debt security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "PSINet Agreement" means the IRU and Stock Purchase Agreement dated as of July 22, 1997, between IXC Internet Services, Inc. and PSINet Inc. and the related documents executed in connection therewith, in each case as in effect as of the Issue Date.

                  "PSINet Common Stock" means the common stock of PSINet, Inc.

                  "PSINet Shares" means the shares of PSINet Common Stock acquired by the Company or any Subsidiary pursuant to the terms of the PSINet Agreement.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Certificate of Designation, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued interest on the principal amount of Indebtedness Refinanced, and fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company (unless such Subsidiary was obligated under, or a guarantor of, the Indebtedness being Refinanced) or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to holders of Initial Exchangeable Preferred Stock to issue and deliver to such holders, in exchange for the Initial Exchangeable Preferred Stock, a like aggregate liquidation preference of Series B Stock registered under the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated August 14, 1997, among the Company and Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley and Co. Incorporated.

                  "Related Business" means any Permitted Business, the businesses conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to such businesses conducted by the Company and the Restricted Subsidiaries on the Issue Date.

                  "Related Party" with respect to any Permitted Holder means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Permitted Holder or such other Persons referred to in the immediately preceding clause (i).

                  "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of, in the case of the Company, any Junior Stock or, in the case of any Restricted Subsidiary, any Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of such Stock (other than dividends or distributions payable solely in Junior Stock (other than Disqualified Stock) and dividends or distributions to the extent paid to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Junior Stock of the Company or Capital Stock of any direct or indirect parent of the Company or (iii) the making of any Investment in any Person (other than a Permitted Investment).

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                  "Senior Notes" means the Company's 12 1/2% Senior Notes Due 2005.

                  "Series 3 Preferred Stock" means the Company's 10% Junior Series 3 Cumulative Redeemable Preferred Stock.

                  "Shelf Registration Statement" means a registration statement filed with the SEC covering resales of Exchangeable Preferred Stock.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Standard & Poor's" means Standard & Poor's Ratings Group, or its successor.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Indebtedness" means the Exchange Debentures and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Exchange Debentures in right of payment and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness (as defined in the Exchange Debenture).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Exchange Debentures pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard

& Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

                  "Trustee" means the party named as such in the Exchange Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien (excluding Liens incurred to secure obligations in respect of an IRU) on any property of, the Company or any Restricted Subsidiary; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, the Investment resulting from such designation would be permitted under paragraph (l)(iii). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (l)(iii)(A) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                  IN WITNESS WHEREOF, said IXC Communications, Inc., has caused this Certificate of Designation to be signed by James F. Guthrie, its Chief Financial Officer and Executive Vice President, this 19th day of
August, 1997.


                                       IXC COMMUNICATIONS, INC.,

                                       By: /s/ JAMES F. GUTHRIE
                                           ----------------------------------
                                           Name: James F. Guthrie
                                           Title: Chief Financial Officer and
                                                  Executive Vice President

                                                                       EXHIBIT A


                      FORM OF EXCHANGEABLE PREFERRED STOCK


                                FACE OF SECURITY

                  [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (v) TO THE ISSUER, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]*

                  [BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.]*/


--------
 * Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a restricted security.

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.]**

                  [TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.]**


Certificate Number                        Number of Shares of Convertible
                                                          Preferred Stock
[ ]                                                                   [ ]

                                                           CUSIP NO.: [ ]


              12 1/2% Junior Exchangeable Preferred Stock Due 2009
                 (par value $0.01) (liquidation preference $1000
                                   per share)

                                       of

                            IXC Communications, Inc.


                  IXC Communications, Inc., a Delaware corporation (the "Company"), hereby certifies that [ ] (the


--------
 ** Subject to removal if not a global security.

"Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 12 1/2% [Series B] Junior Exchangeable Preferred Stock Due 2009 (par value $0.01) (liquidation preference $1000 per share) (the "Exchangeable Preferred Stock"). The shares of Exchangeable Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Exchangeable Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated August [ ], 1997, as the same may be amended from time to time (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The ompany will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

                  Reference is hereby made to select provisions of the Exchangeable Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

                  Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Exchangeable Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.


                  IN WITNESS WHEREOF, the Company has executed this certificate this [ ] day of [ ], [ ].


                                                IXC COMMUNICATIONS, INC.,

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:

[Seal]

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Exchangeable Preferred Stock referred to in the within mentioned Certificate of Designation.

Dated: [ ], [ ]

                                       THE BANK OF NEW YORK
                                         as Transfer Agent,


                                       By:
                                          ----------------------------------
                                       Authorized Signatory

                               REVERSE OF SECURITY


                  Dividends on each share of Exchangeable Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation (including Additional Dividends).

                  The shares of Exchangeable Preferred Stock shall be redeemable as provided in the Certificate of Designation. The shares of Exchangeable Preferred Stock shall be exchangeable at the Company's option into the Company's 12-1/2% Subordinated Exchange Debentures Due 2009 in the manner and according to the terms set forth in the Certificate of Designation.

                  As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Exchangeable Preferred Stock evidenced hereby to:
                                                           ---------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
agent to transfer the shares of Exchangeable Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:
     -----------------------

Signature:
          ---------------------------------
(Sign exactly as your name appears on the other side of this Exchangeable Preferred Stock Certificate)

Signature Guarantee:***
                    --- ---------------------------------------------


------------------
          *** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature

------------
guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B


                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
            REGISTRATION OF TRANSFER OF EXCHANGEABLE PREFERRED STOCK

Re: 12 1/2% Junior Exchangeable Preferred Stock Due 2009 (the "Exchangeable Preferred Stock") of IXC Communications, Inc. (the "Company")

                  This Certificate relates to ____ shares of Exchangeable Preferred Stock held in [ ] */ book-entry or [ ] */ definitive form by _______________ (the "Transferor").

The Transferor*:

         [ ] has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Exchangeable Preferred Stock held by the depository shares of Exchangeable Preferred Stock in definitive, registered form equal to its beneficial interest in such Exchangeable Preferred Stock (or the portion thereof indicated above); or

         [ ] has requested the Transfer Agent by written order to exchange or register the transfer of Exchangeable Preferred Stock.

                  In connection with such request and in respect of such Exchangeable Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above captioned Exchangeable Preferred Stock and that the transfer of this Exchangeable Preferred Stock does not require registration under the Securities Act of 1933 (the "Securities Act") because */:

         [ ] Such Exchangeable Preferred Stock is being acquired for the Transferor's own account without transfer.

         [ ] Such Exchangeable Preferred Stock is being transferred to the Company.


-------- * /Please check applicable box.

         [ ] Such Exchangeable Preferred Stock is being transferred (i) to a qualified institutional buyer (as defined in Rule 144A under the Securities
Act), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and, in the case of clause (ii), based on an opinion of counsel if the Company so requests and together with a certification in substantially the form of Exhibit C to the Certificate of Designation).

         [ ] Such Exchangeable Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).



                                           [INSERT NAME OF TRANSFEROR]


Date:                                   by
      ------------------                  -----------------------------------

                                                                       EXHIBIT C


                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S


                                                                ----------, ----

The Bank of New York
Attention: [ ]


Ladies and Gentlemen:

                  In connection with our proposed sale of certain 12 1/2% Junior Exchangeable Preferred Stock Due 2009 (the "Exchangeable Preferred Stock") of IXC Communications, Inc., a Delaware corporation ("the "Company"), we represent that:

                  (i) the offer of the Exchangeable Preferred Stock was not made to a person in the United States;

                  (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act of 1933 (the "Securities Act"), as applicable; and

                  (iv) the transaction is not part of a plan or scheme by us to evade the registration requirements of the Securities Act.

                  You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                Very truly yours,


                                ---------------------------------------------
                                (Name of Transferor)

                                by
                                   ------------------------------------------
                                   Name:
                                   Title:
                                   Address:

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                           AND OTHER SPECIAL RIGHTS OF
                                6 3/4% CUMULATIVE
                         CONVERTIBLE PREFERRED STOCK AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

--------------------------------------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------


                   IXC Communications, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that (i) pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Restated Certificate of Incorporation (hereinafter referred to as the "Restated Certificate of Incorporation"), and pursuant to the provisions of Sections 141(c)(2) and 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Company in one or more series and has authorized a committee of the Board of Directors (the "Finance Committee") to adopt the resolution set forth below and (ii) the Finance Committee duly approved and adopted the following resolution on March 25, 1998 (the "Resolution"):

               RESOLVED that, pursuant to the authority vested in the Board of Directors by its Restated Certificate of Incorporation, and the authority vested by such Board of Directors in a committee of the Board (the "Finance Committee"), all the members of which are members of such Board, the Finance Committee does hereby create, authorize and provide for the issuance of 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share, with a stated value of $1000 per share, initially consisting of up to 155,250 shares having the designation, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this Resolution as follows:

               1. Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "6 3/4% Cumulative Convertible Preferred Stock" (the "Cumulative Convertible Preferred Stock"). The number of shares constituting the Cumulative Convertible Preferred Stock shall be 155,250, and such shares shall be represented by stock certificates substantially in the form set forth in Exhibit A hereto. The liquidation preference of the Cumulative Convertible Preferred Stock shall be $1,000 per share (the "Liquidation Preference"). The date the Cumulative Convertible Preferred Stock is first issued is referred to as the "Issue Date".

               2. Rank. The Cumulative Convertible Preferred Stock will, rank
(i) pari passu in right of payment with the Company's 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "7 1/4% Preferred Stock"), the Company's 12 1/2% Junior Exchangeable Preferred Stock Due 2009 and 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009 (collectively, the "Exchangeable Preferred Stock") and each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series ranks on a parity with the Cumulative Convertible Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding up of the Company (collectively referred to, as "Parity Securities"); (ii) junior in right of payment to any Senior Securities (as defined) as to dividends and upon liquidation, dissolution or winding up of the Company and (iii) senior in right of payment as to dividend rights and upon liquidation, dissolution or winding up of the Company to the Common Stock and any Capital Stock of the Company that expressly provides that it will rank junior to the Cumulative Convertible Preferred Stock as to dividend rights or rights on liquidation, winding up and dissolution of the Company (collectively referred to as "Junior Securities"). The Company may not authorize, create (by way of reclassification or otherwise) or issue any class or series of Capital Stock of the Company ranking senior in right of payment as to dividend rights or upon liquidation, dissolution or winding up of the Company to the Cumulative Convertible Preferred Stock ("Senior Securities") or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Senior Securities without the affirmative vote or consent of the holders of at least 66-2/3% of the outstanding shares of Cumulative Convertible Preferred Stock.

               3. Dividends. The Holders of shares of the Cumulative Convertible Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date of the Cumulative Convertible Preferred Stock accruing at the rate of $67.50 per share of Cumulative Convertible Preferred Stock per annum, or $16.875 per share of Cumulative Convertible Preferred Stock per quarter, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year or, if any such date is not a Business Day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding December 15, March 15, June 15, and September 15 (each, a "Record Date"). Accrued but unpaid dividends, if any, may be paid on such dates as determined by the Board of Directors. Dividends will be payable in cash except as set forth below. Dividends payable on the Cumulative Convertible Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. Dividends may, at the option of the Company, be paid in Common Stock if, and only if, the documents governing the Company's indebtedness that exists on the Issue Date then prohibit the payment of such dividends in cash. If the Company elects to pay dividends in shares of Common Stock, the number of shares of Common Stock to be distributed will be calculated by dividing the amount of such dividend otherwise payable in cash by 95% of the arithmetic average of the Closing Price (as defined) for the five Trading Days (as defined) preceding the Dividend Payment Date. The Cumulative Convertible Preferred Stock will not be redeemable unless all dividends accrued through such redemption date shall have been paid in full.

Notwithstanding anything to the contrary herein contained, the Company shall not be required to declare or pay a dividend if another person (including, without limitation, any of its subsidiaries) pays an amount to the Holders equal to the amount of such dividend on behalf of the Company and, in such event, the dividend will be deemed paid for all purposes.

               Dividends on the Cumulative Convertible Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the quarter to which they relate. Accumulated unpaid dividends will accrue and cumulate at a rate of 6.75% per annum. The Company will take all reasonable actions required or permitted under Delaware law to permit the payment of dividends on the Cumulative Convertible Preferred Stock.

               No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Cumulative Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Cumulative Convertible Preferred Stock. Unless full cumulative dividends on all outstanding shares of Cumulative Convertible Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of Junior Securities or options, warrants or rights to purchase Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Junior Securities) by the Company or any of its subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its subsidiaries. Holders of the Cumulative Convertible Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

               4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company after payment in full of the liquidation preference (and any accrued and unpaid dividends) on any Senior Securities, each Holder of shares of the Cumulative Convertible Preferred Stock shall be entitled, on an equal basis with the holders of the 7 1/4% Preferred Stock, the Exchangeable Preferred Stock and any other outstanding Parity Securities, to payment out of the assets of the Company available for distribution of the Liquidation Preference per share of the Cumulative Convertible Preferred Stock held by such Holder, plus an amount equal to the accrued and unpaid dividends on the Cumulative Convertible Preferred Stock and Liquidated Damages (as defined) (if any) to the date fixed for liquidation, dissolution, or winding up before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Preference and an amount equal to the accrued and unpaid dividends and Liquidated Damages (if any), to which Holders of Cumulative Convertible Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in capital stock.

               5. Redemption. The Cumulative Convertible Preferred Stock may not be redeemed at the option of the Company on or prior to April 5, 2000. After April 5, 2000 the Company may redeem the Cumulative Convertible Preferred Stock. Notwithstanding the foregoing, prior to April 1, 2002, the Company shall only have the option to redeem shares of the Cumulative Convertible Preferred Stock if, during the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date that the notice of redemption is mailed to Holders, the Closing Price for the Common Stock exceeded $75 divided by the Conversion Rate effective on the date of such notice for at least 20 of such Trading Days. Subject to the immediately preceding sentence, the Cumulative Convertible Preferred Stock may be redeemed, in whole or in part, at the option of the Company after April 5, 2000, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with an amount equal to accrued and unpaid dividends on the Cumulative Convertible Preferred Stock (excluding any declared dividends for which the Record Date has passed) and Liquidated Damages (if any), to the date of redemption, upon not less than 15 nor more than 60 days' prior written notice, if redeemed during the period commencing on April 5, 2000 to March 31, 2001 at 105.40%, and thereafter during the 12-month period commencing on April 1 of each of the years set forth below:


                                                       REDEMPTION
YEAR                                                      RATE
----                                                    -------
2001................................................    104.73%
2002................................................    104.05%
2003................................................    103.38%
2004................................................    102.70%
2005................................................    102.03%
2006................................................    101.35%
2007................................................    100.68%
2008 and thereafter.................................    100.00%

               Except as provided in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Cumulative Convertible Preferred Stock called for redemption.

               On and after any date fixed for redemption (the "Redemption Date"), provided that the Company has made available at the office of the Transfer Agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Cumulative Convertible

Preferred Stock called for redemption (except that, in the case of a Redemption Date after a dividend payment Record Date and prior to the related Dividend Payment Date, holders of Cumulative Convertible Preferred Stock on the dividend payment Record Date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Cumulative Convertible Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

               In the event of a redemption of only a portion of the then outstanding shares of Cumulative Convertible Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

               With respect to a redemption pursuant hereto, the Company will send a written notice of redemption by first class mail to each holder of record of shares of Cumulative Convertible Preferred Stock, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Cumulative Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                      a. the redemption price;

                      b. whether all or less than all the outstanding shares of the Cumulative Convertible Preferred Stock are to be redeemed and the total number of shares of the Cumulative Convertible Preferred Stock being redeemed;

                      c. the Redemption Date;

                      d. that the holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Cumulative Convertible Preferred Stock to be redeemed; and

                      e. that dividends on the shares of the Cumulative Convertible Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the redemption price.

               Each holder of Cumulative Convertible Preferred Stock shall surrender the certificate or certificates representing such shares of Cumulative Convertible Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               6. Voting Rights. Holders of record of shares of the Cumulative Convertible Preferred Stock will have no voting rights, except as required by law and as provided in this Section 6 and in Sections 2, 8 and 13 hereof. Upon the accumulation of accrued and unpaid dividends on the outstanding Cumulative Convertible Preferred Stock in an amount equal to six full quarterly dividends (whether or not consecutive) (together with any event with a similar effect pursuant to the terms of any other series of Preferred Stock upon which like rights have been conferred, a "Voting Rights Triggering Event"), the number of members of the Company's Board of Directors will be immediately and automatically increased by two (unless previously increased pursuant to the terms of any other series of Preferred Stock upon which like rights have been conferred), and the Holders of a majority of the outstanding shares of Cumulative Convertible Preferred Stock, voting together as a class (pro rata, based on liquidation preference) with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, will be entitled to elect two members to the Board of Directors of the Company. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Cumulative Convertible Preferred Stock are paid in full. Notwithstanding the foregoing, however, such voting rights to elect directors will expire when the number of shares of Cumulative Convertible Preferred Stock outstanding is reduced to 13,500 or less.

               In the event such voting rights expire or are no longer exercisable because dividends in arrears have been paid in full, the term of any directors elected pursuant to the provisions of this paragraph 6 above shall terminate forthwith and the number of directors constituting the Board of Directors shall be immediately and automatically decreased by two (until the occurrence of any subsequent Voting Rights Triggering Event). At any time after voting power to elect directors shall have become vested and be continuing in the holders of Cumulative Convertible Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable) pursuant to this paragraph 6, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Company may, and upon the written request of the holders of record of at least 25% of the shares of Cumulative Convertible Preferred Stock then outstanding or the holders of 25% of the shares of any other series of Preferred Stock then outstanding upon which like rights have been conferred and are exercisable addressed to the secretary of the Company shall, call a special meeting of the Holders of Cumulative Convertible Preferred Stock and the holders of such other series of Preferred Stock for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; provided, however, that no such special meeting shall be called if the next annual meeting of stockholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested (or such vacancies arise, as the case may be), in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called, pursuant to the provision of the immediately preceding sentence, by a proper officer of the Company within 20 days after personal service to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Cumulative Convertible Preferred Stock or the holders of 25% of the shares of any other series of Preferred Stock upon which like rights have been conferred and are exercisable may designate in writing one of their members to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any Holder of

Cumulative Convertible Preferred Stock or such other series of Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of Cumulative Convertible Preferred Stock and the holders of such other series of Preferred Stock for any such meeting of the holders thereof to be called pursuant to the provisions hereof. If no special meeting of the Holders of Cumulative Convertible Preferred Stock and the holders of such other series of Preferred Stock is called as provided in this paragraph 6, then such meeting shall be deemed to have been called for the next meeting of stockholders of the Company.

               At any meeting held for the purposes of electing directors at which the Holders of Cumulative Convertible Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority in voting power of the outstanding shares of Cumulative Convertible Preferred Stock (and such other series of Preferred Stock) shall be required to constitute a quorum thereof.

               Any vacancy occurring in the office of a director elected by the Holders of Cumulative Convertible Preferred Stock (and such other series of Preferred Stock) may be filled by the remaining director elected by the Holders of Cumulative Convertible Preferred Stock (and such other series of Preferred Stock) unless and until such vacancy shall be filled by the Holders of Cumulative Convertible Preferred Stock (and such other series of Preferred Stock).

               Except as set forth above and otherwise required by applicable law, the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the affirmative vote or consent of Holders of Cumulative Convertible Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Cumulative Convertible Preferred Stock.

               In any case in which the Holders of Cumulative Convertible Preferred Stock shall be entitled to vote pursuant hereto or pursuant to Delaware law, each Holder of Cumulative Convertible Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Cumulative Convertible Preferred Stock held.

               Except as required by law, the Holders of the Cumulative Convertible Preferred Stock will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all the assets of the Company.

               7. Conversion Rights. The Cumulative Convertible Preferred Stock will be convertible at the option of the Holder, into shares of Common Stock at any time, unless previously redeemed or repurchased, at a conversion rate of
13.748 shares of Common Stock per share of the Cumulative Convertible Preferred Stock) (as adjusted pursuant to the provisions hereof, the "Conversion Rate") (subject to the adjustments described below). The right to convert a share of the Cumulative Convertible Preferred Stock called for redemption or delivered for repurchase will terminate at the close of business on the Redemption Date for such Cumulative Convertible Preferred Stock or at the time of the repurchase, as the case may be.

               The right of conversion attaching to any share of Cumulative Convertible Preferred Stock may be exercised by the Holder thereof by delivering the share to be converted to the office of the Transfer Agent, or any agency or office of the Company maintained for that purpose, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Transfer Agent of the Company, such as that which is set forth in Exhibit B hereto. The conversion date will be the date on which the share and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the Company will issue and deliver to the Transfer Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, with any fractional shares rounded up to full shares or, at the Company's option, payment in cash in lieu of any fraction of a share, based on the Closing Price of the Common Stock on the Trading Day preceding the conversion date. Such certificate or certificates will be delivered by the Transfer Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Transfer Agent. All shares of Common Stock issuable upon conversion of the Cumulative Convertible Preferred Stock will be fully paid and nonassessable and will rank pari passu with the other shares of Common Stock outstanding from time to time. Any shares of Cumulative Convertible Preferred Stock surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends payable on such Dividend Payment Date on the shares of Cumulative Convertible Preferred Stock being surrendered for conversion. No other payment or adjustment for dividends, or for any dividends in respect of shares of Common Stock, will be made upon conversion. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record time before the close of business on the conversion date.

               The Conversion Rate shall be adjusted from time to time by the Company as follows:

                      a. If the Company shall hereafter pay a dividend or make a distribution in Common Stock to all holders of any outstanding class or series of Common Stock of the Company, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined below) fixed for such determination and the numerator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this provision (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                      b. If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of

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



business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                      c. If the Company shall offer or issue rights, options or warrants to all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined below) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such rights, options or warrants would purchase at such Current Market Price and of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock subject to such rights, options or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights or warrants the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

                      d. If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which provision (a) of this Section applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in paragraph (c) of this Section) (the foregoing hereinafter called the "Distributed Securities"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined below) with respect to such distribution by a fraction of which the denominator shall be the Current Market Price (determined as provided in provision g(ii) of this Section) of the Common Stock on such date less the Fair Market Value (as

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



defined below) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the numerator shall be such Current Market Price, such increase to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that, in the event the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Cumulative Convertible Preferred Stock shall have the right to receive upon conversion of a share of Cumulative Convertible Preferred Stock (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such share of Cumulative Convertible Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes hereof by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to provision g(ii) of this section to the extent possible.

               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this provision (d) (and no adjustment to the Conversion Rate under this provision (d) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Rate under this provision (d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date hereof, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this provision (d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

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



               Notwithstanding any other provision of this provision (d) to the contrary, Capital Stock, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this provision (d) if the Company makes proper provision so that each Holder of shares of Cumulative Convertible Preferred Stock who converts a share of Cumulative Convertible Preferred Stock (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such share of Cumulative Convertible Preferred Stock into Common Stock.

               For purposes of this provision (d), provision (a) and provision
(b), any dividend or distribution to which this provision (d) is applicable that also includes Common Stock, or rights or warrants to subscribe for or purchase Common Stock to which provision (b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets, shares of capital stock, rights or warrants other than (A) such shares of Common Stock or (B) rights or warrants to which provision (b) applies (and any Conversion Rate increase required by this provision (d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Stock or such rights or warrants (and any further Conversion Rate increase required by provisions (a) and (b) with respect to such dividend or distribution shall then be made), except that (1) the Record Date of such dividend or distribution shall be substituted as "the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of provision (a) and as "the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants", "the date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of provision (b), and (2) any share of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of provision (a).

                      e. If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is part of a distribution referred to in provision (d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this provision (e) has been made, and (2) the aggregate of any cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to provision
(d) has been made, exceeds 10% of the product of the Current Market Price (determined as provided below) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be

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



increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction (i) the denominator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
(x) the excess of such combined amount over such 10% amount divided by (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the numerator of which shall be equal to the Current Market Price on such Record Date; provided, however, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Cumulative Convertible Preferred Stock shall have the right to receive upon conversion of a share of Cumulative Convertible Preferred Stock (or any portion thereof) the amount of cash such holder would have received had such holder converted such share of Cumulative Convertible Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                      f. If a tender or exchange offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value that, combined together with (1) the aggregate of the cash plus the Fair Market Value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this provision (f) has been made and (2) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to provision (e) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to

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



purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made. If the application of this provision (f) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this provision (f).

               The Company may make voluntary increases in the Conversion Rate in addition to those required in the foregoing provisions, provided that each such increase is in effect for at least 20 calendar days.

               In addition, in the event that any other transaction or event occurs as to which the foregoing Conversion Rate adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the Cumulative Convertible Preferred Stock in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Company will appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which will give their opinion upon or (ii) the Board of Directors shall, in its sole discretion, determine consistent with the Board of Directors' fiduciary duties to the holders of the Company's Common Stock, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing Conversion Rate adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the Cumulative Convertible Preferred Stock. Upon receipt of such opinion or determination, the Company will promptly mail a copy thereof to the Holders of the Cumulative Convertible Preferred Stock and will, subject to the fiduciary duties of the Board of Directors, make the adjustments described therein.

               The Company will provide to Holders of the Cumulative Convertible Preferred Stock reasonable notice of any event that would result in an adjustment to the Conversion Rate pursuant to this section so as to permit the Holders to effect a conversion of Cumulative Convertible Preferred Stock into shares of Common Stock prior to the occurrence of such event.

                      g. For purposes of this section, the following terms shall have the meaning indicated:

                             i. "Current Market Price" means the average of the
daily closing prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question.

                             ii. "Fair Market Value" shall mean the amount which
a willing buyer would pay a willing seller in an arm's-length transaction, under usual and ordinary circumstances and after consideration of all available uses and purposes without any compulsion

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



upon the seller to sell or the buyer to buy, as determined by the Board of Directors, whose determination shall be made in good faith and shall be conclusive and described in a resolution of the Board of Directors.

                             iii. "Record Date" shall mean, with respect to any
dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                      h. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                      i. Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Cumulative Convertible Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                      j. In any case in which this paragraph provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any share of Cumulative Convertible Preferred Stock converted after such Record Date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

                      k. For purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company shall not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.


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



        8.     Certain Covenants.

               a.     Transactions with Affiliates

                      Without the affirmative vote or consent of the holders of a majority of the outstanding shares of Cumulative Convertible Preferred Stock, the Company will not, and will not permit any of its subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant subsidiary than those that would have been obtained in a comparable transaction by the Company or such subsidiary with an unrelated Person and (ii) the Company files in its minute books with respect to any Affiliate Transaction or series of related Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction.

                      As used herein, "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                      The provisions of the foregoing paragraph shall not prohibit (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (ii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,
(iii) any employment or consulting arrangement or agreement entered into by the Company or any of its subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such subsidiary, (iv) the payment of reasonable fees to directors of the Company and its subsidiaries who are not employees of the Company or its subsidiaries, (v) any Affiliate Transaction between the Company and a subsidiary thereof or between such subsidiaries (for purposes of this paragraph, "subsidiary" includes any entity deemed to be an Affiliate because the Company or any of its subsidiaries own securities in such entity or controls such entity), or (vi) transactions between the Company or any subsidiary thereof specifically contemplated by the PSINet Agreement dated as of July 22, 1997 between a subsidiary of the Company and PSINet, as amended as of the date hereof.


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



               b.     Payments for Consent

                      The Company nor any of its subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of shares of the Cumulative Convertible Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Certificate of Designations or the Cumulative Convertible Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Cumulative Convertible Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

               c.     Reports

                      Whether or not required by the rules and regulations of the Commission, so long as any shares of the Cumulative Convertible Preferred Stock are outstanding, the Company will furnish to the Holders of the Cumulative Convertible Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all information that would be required to be contained in a current report on Form 8-K if the Company were required to file such reports. In the event the Company has filed any such report with the Commission, it will not be obligated to separately finish the report to any Holder unless and until such Holder requests a copy of the report. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        9.     Merger, Consolidation or Sale of Assets of the Company

               In the event that the Company is party to any Fundamental Change or transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Stock) or any compulsory share exchange (each of the foregoing, including any Fundamental Change, being referred to as a "Transaction"), the Company will be obligated, subject to applicable provisions of state law and the restrictions of the Indenture, either to offer (a "Repurchase Offer") to purchase all of the shares of Cumulative Convertible Preferred Stock on the date (the "Repurchase Date") that is 75 days after the date the Company gives notice of the Transaction, at a price (the "Repurchase Price") equal to $1,000.00 per share of Cumulative Convertible Preferred Stock, together with an amount equal to accrued and unpaid dividends on the Cumulative Convertible Preferred Stock through the Repurchase Date or to adjust the Conversion Rate as described below. If a Repurchase Offer is made, the Company shall deposit, on or prior to the Repurchase Date, with a paying agent an amount of money sufficient to pay the aggregate Repurchase Price of the Cumulative Convertible Preferred Stock which is to be paid on the Repurchase Date.

               On or before the 15th day after the Company knows or reasonably should know that a Transaction has occurred, the Company will be required to mail to all Holders a notice of the occurrence of such Transaction and whether or not the documents governing the Company's indebtedness permit at such time a Repurchase Offer, and, as applicable, either the new Conversion Rate (as adjusted at the option of the Company) or the date by which the Repurchase Offer must be accepted, the Repurchase Price for the Cumulative Convertible Preferred Stock and the procedures which the holder must follow to accept the Repurchase Offer. To accept the Repurchase Offer, the Holder of a share of Cumulative Convertible Preferred Stock will be required to deliver, on or before the 10th day prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) of the holder's acceptance, together with the certificates evidencing the Cumulative Convertible Preferred Stock with respect to which the offer is being accepted, duly endorsed for transfer.

               In the event the Company does not make a Repurchase Offer with respect to a Transaction and such Transaction results in shares of Common Stock being converted into the right to receive, or being exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each share of the Cumulative Convertible Preferred Stock shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined below), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which a share of the Cumulative Convertible Preferred Stock was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each share of the Cumulative Convertible Preferred Stock shall thereafter be convertible (in the manner described therein) into common stock of the kind received by holders of Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change), other than as required by Delaware law.

               If any Fundamental Change occurs, then the Conversion Rate in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each share of Cumulative Convertible Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change.

               The Conversion Rate in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

                             (i) in the case of a Non-Stock Fundamental Change
(as defined below), the Conversion Rate will thereupon become the higher of (A) the Conversion Rate in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior

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



adjustments effected, and (B) a fraction, the numerator of which is (x) the redemption rate for one share of the Cumulative Convertible Preferred Stock if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Cumulative Convertible Preferred Stock and through April 1, 1999, and the twelve-month period commencing April 1, 1999, the product of 106.75% and 106.075%, respectively), multiplied by $1000 plus (y) the amount of any then-accrued and unpaid dividends on one share of the Cumulative Convertible Preferred Stock, and the denominator of which is the greater of the Applicable Price or the then applicable Reference Market Price; and

                             (ii) in the case of a Common Stock Fundamental
Change, the Conversion Rate in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected, will thereupon be adjusted by multiplying such Conversion Rate by a fraction of which the denominator will be the Purchaser Stock Price (as defined below) and the numerator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquirer, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquirer, or other third party, the Conversion Rate in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such Conversion Rate by the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

               The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Price (as defined below) for Common Stock during the ten Trading Days prior to the record date for the determination of the holders of Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date") in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to above.

               The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either
(i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Cumulative Convertible Preferred

Stock continues to exist as outstanding Cumulative Convertible Preferred Stock or (ii) not later than the occurrence of such Fundamental Change, the outstanding Cumulative Convertible Preferred Stock is converted into or exchanged for shares of convertible Preferred Stock of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible Preferred Stock has powers, preferences, and relative, participating, optional, or other rights and qualifications, limitations, and restrictions, substantially similar to those of the Cumulative Convertible Preferred Stock.

               The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the Conversion Rate, such Fundamental Change shall be deemed to have occurred when substantially all Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Common Stock received in such Transaction or event as a result of which more than 50% of Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property. The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

               The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to above.

               The term "Reference Market Price" shall initially mean $38.79 (which is an amount equal to 66 2/3% of the reported last sales price for Common Stock on the Nasdaq National Market on March 25, 1998) and in the event of any adjustment of the Conversion Rate other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Rate after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Rate.

               In case (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; (2) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; (3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock); (4) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required; (5) the sale or transfer of all or substantially all the assets of the Company; or (6) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of the Cumulative Convertible Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Cumulative Convertible Preferred Stock Register, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give the notice requested by this Section or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

               The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or out of its authorized shares of Common Stock held in the treasury of the Company), for the purpose of effecting the conversion of the Cumulative Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Cumulative Convertible Preferred Stock.

               The Company will pay any and all document, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of the Cumulative Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the share of Cumulative Convertible Preferred Stock or the shares of Cumulative Convertible Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

               10. Reissuance of Cumulative Convertible Preferred Stock. Shares of Cumulative Convertible Preferred Stock redeemed for or converted into Common Stock or that have been reacquired in any manner shall not be reissued as shares of Cumulative Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Cumulative Convertible Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.

               11. Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

               12. Additional Rights of Holders. In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.

               13. Amendment, Supplement and Waiver. The Company may amend this Certificate of Designation with the affirmative vote or consent of the holders of a majority of the shares of Cumulative Convertible Preferred Stock then outstanding, (including votes or consents obtained in connection with a tender offer or exchange offer for the Cumulative Convertible Preferred Stock) and, except as otherwise provided by applicable law, any past default or failure to comply with any provision of this Certificate of Designation may also be waived with the consent of such holders. Notwithstanding the foregoing, however, without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of the Cumulative Convertible Preferred Stock held by a non-consenting Holder): (i) alter the voting rights with respect to the Cumulative Convertible Preferred Stock or reduce the number of shares of the Cumulative Convertible Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of any share of the Cumulative Convertible Preferred Stock or adversely alter the provisions with respect to the redemption of the Cumulative Convertible Preferred Stock, (iii) reduce the rate of or change the time for payment of dividends on any share of the Cumulative Convertible Preferred Stock, (iv) waive a default in the payment of dividends or Liquidated Damages (if any) on the Cumulative Convertible Preferred Stock, (v) make any share of the Cumulative Convertible Preferred Stock payable in money other than United States dollars,
(vi) make any change in the provisions of the Certificate of Designation relating to waivers of the rights of Holders of the Cumulative Convertible Preferred Stock to receive the Liquidation Preference, dividends or Liquidated Damages (if any) on the Cumulative Convertible Preferred Stock, or (vii) make any change in the foregoing amendment and waiver provisions.

               Notwithstanding the foregoing, without the consent of any Holder of the Cumulative Convertible Preferred Stock, the Company may (to the extent permitted by, and subject to the requirements of, Delaware law) amend or supplement this Certificate of Designation to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of the Cumulative Convertible Preferred Stock in addition to or in place of certificated shares of the Cumulative Convertible Preferred Stock, to make any change that would provide any additional rights or benefits to the Holders of the Cumulative Convertible Preferred Stock or to make any change that the Board of Directors determines, in good faith, is not materially adverse to Holders of the Cumulative Convertible Preferred Stock.

               14. Shelf Registration; Liquidated Damages. Pursuant to the Registration Rights Agreement, the Company will agree to file a Shelf Registration Statement with the Commission on the appropriate form under the Securities Act with respect to the Cumulative Convertible Preferred Stock, any depositary shares issued in connection with the Cumulative Convertible Preferred Stock (the "Depositary Shares"), and Common Stock issuable upon conversion thereof or paid as dividends thereon, to cover resales of the Depositary Shares, the Cumulative Convertible Preferred Stock or such Common Stock by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible by the Commission. For purposes hereof, "Transfer Restricted Securities" means each Depositary Share or share of the Cumulative Convertible Preferred Stock or Common Stock issuable upon conversion thereof or paid as dividends thereon until the earlier of (i) the date on which such Depositary Share or share of Cumulative Convertible Preferred Stock or Common Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Depositary Share or share of Cumulative Convertible Preferred Stock or Common Stock is eligible to be distributed to the public pursuant to Rule 144(k) under the Securities Act.

               The Registration Rights Agreement will provide that the Company will (i) file the Shelf Registration Statement with the Commission on or prior to 45 days after the Issue Date, (ii) use its best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to June 26, 1998 and (iii) use its best efforts to maintain the effectiveness of the Shelf Registration Statement until all Depositary Shares, shares of Cumulative Convertible Preferred Stock and shares of Common Stock issued upon conversion thereof or as dividends thereon that are not held by affiliates of the Company
(A) may be resold without restriction under Rule 144(k) under the Securities Act or (B) have been sold pursuant to the Shelf Registration Statement (subject to the Company's right to notify Holders that the Prospectus contained therein ceases to be accurate and complete as a result of material business developments for up to 120 days during such three-year period, provided that (A) no single period may exceed 45 days and (B) such periods in the aggregate may not exceed 60 days in any calendar year). If (a) the Company fails to file the Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing, (b) such Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date") or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay Liquidated Damages as required by the Registration Rights Agreement to each Holder of shares of the Cumulative Convertible Preferred Stock which are Transfer Restricted Securities (and the corresponding Depositary Shares), with respect to the first 45-day period immediately following the occurrence of such Registration Default in an amount equal to $0.25 per year per Depositary Share ($5.00 per year per $1,000 in Liquidation Preference of the Cumulative Convertible Preferred Stock) held by such Holder. The amount of the Liquidated Damages will increase by an additional $2.50 per year per $1,000 in Liquidation Preference of the Cumulative Convertible Preferred Stock with respect to any subsequent period until all Registration Defaults have been cured. In addition, holders of shares of the Cumulative Convertible Preferred Stock which are Transfer Restricted Securities may receive Liquidated Damages with respect to Common Stock which are Transfer Restricted Securities issued in lieu of paying dividends in cash. The Liquidated Damages amount per share of Common Stock will be equal to the Liquidated Damages per share of Cumulative Convertible Preferred Stock, divided by the Conversion Rate. All accrued Liquidated Damages will be paid by the Company, to the extent permitted by applicable law, on each Dividend Payment Date and, to the extent the net dividend payable on such date may be paid through the issuance of Common Stock, may be paid in Common Stock (valued on the same basis as for the dividend then payable). Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. Notwithstanding anything to the contrary herein contained, during any period, the Company will not be required to pay Liquidated Damages with respect to more than one Registration Default.

               The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

               15. Transfer and Exchange. When Cumulative Convertible Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Cumulative Convertible Preferred Stock or to exchange such Cumulative Convertible Preferred Stock for an equal number of shares of Cumulative Convertible Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and such transfer or exchange is in compliance with applicable laws or regulations.

               16. Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

               "Board of Directors" mean the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board.

               "Business Day" means each day which is not a legal holiday.

               "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

               "Closing Price" means on any day the reported last bid price on such day, or in case no sale takes place on such day, the average of the reported closing bid and asked prices on the principal national securities exchange on which such stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any independent registered broker-dealer firm, selected by the Company for that purpose, in each case adjusted for any stock split during the relevant period.

               "Commission" means the Securities and Exchange Commission.

               "Default" means any event which is, or after notice or passage of time or both would be, a Voting Rights Triggering Event.

               "Holders" means the registered holders from time to time of the Cumulative Convertible Preferred Stock.

               "Indenture" means the Indenture dated as of October 5, 1995, as supplemented and amended, between the Company and IBJ Schroder Bank & Trust Company.

               "Liquidated Damages" means, with respect to any share of Cumulative Convertible Preferred Stock, the additional amounts payable pursuant to Section 14 hereof.

               "Officers' Certificate" means a certificate signed by two officers of the Company.

               "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               "Registration Rights Agreement" means the Registration Rights Agreement among the Company, Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Merrill Lynch & Company and Morgan Stanley Dean Witter with respect to the Cumulative Convertible Preferred Stock.

               "Securities Act" means the Securities Act of 1933.

               "Shelf Registration Statement" means a shelf registration statement filed with the Commission to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.

               "Subsidiary" means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company, the Company and one or more Subsidiaries or one or more Subsidiaries and any partnership the sole general partner or the managing partner of which the Company or any Subsidiary or the only general partners of which are the Company and one or more Subsidiaries or one or more Subsidiaries.

               "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

               "Transfer Agent" means the transfer agent for the Cumulative Convertible Preferred Stock appointed by the Company, which initially shall be BankBoston, N.A.

               "Transfer Restricted Securities" means each share of Cumulative Convertible Preferred Stock (or the shares of Common Stock into which such share of Cumulative Convertible Preferred Stock is convertible) until (i) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof) or would be saleable pursuant to Rule 144(k) under the Securities Act had it not been held by, or had it never been held by, an affiliate of the Company.

               IN WITNESS WHEREOF, said IXC Communications, Inc., has caused this Certificate of Designation to be signed by James F. Guthrie, its Executive Vice President and Chief Financial Officer, this 30th day of March, 1998.


                                    IXC COMMUNICATIONS, INC.,

                                      by /s/ JAMES F. GUTHRIE
                                         ---------------------------------------
                                        Name:  James F. Guthrie
                                        Title: Executive Vice President
                                               and Chief Financial Officer

                                                                       EXHIBIT A


                       FORM OF CONVERTIBLE PREFERRED STOCK


                                FACE OF SECURITY


        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

        IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number                               Number of Shares of Convertible
                                                                 Preferred Stock
[  ]                                                                        [  ]

                                                            CUSIP NO.: 450713870


               6 3/4% Cumulative Convertible Preferred Stock (par
                   value $0.01) (liquidation preference $1,000
                    per share of Convertible Preferred Stock)

                                       of

                            IXC Communications, Inc.


               IXC Communications, Inc., a Delaware corporation (the "Company"), hereby certifies that [ ] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 6 3/4% Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $1,000 per share of Cumulative Convertible Preferred Stock) (the "Cumulative Convertible Preferred Stock"). The shares of Cumulative Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Cumulative Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated March [ ], 1998, as the same may be amended from time to time (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

               Reference is hereby made to select provisions of the Cumulative Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

               Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

               Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Cumulative Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has executed this certificate this [ ] day of [ ], [ ].


                                            IXC COMMUNICATIONS, INC.,


                                            By:
                                              ----------------------------------
                                                 Name:
                                                 Title:

[Seal]
                                            By:
                                              ----------------------------------
                                                 Name:
                                                 Title:

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

               This is one of the Cumulative Convertible Preferred Stock referred to in the within mentioned Certificate of Designation.

Dated:         [      ], [    ]

                                BankBoston, N.A.

                               as Transfer Agent,


                                            By:
                                               ---------------------------------
                                                   Authorized Signatory

                               REVERSE OF SECURITY


               Dividends on each share of Cumulative Convertible Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation.

               The shares of Cumulative Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designation. The shares of Cumulative Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

               As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Cumulative Convertible Preferred Stock evidenced hereby to:

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

----------------------------
(Insert assignee's social security or tax identification number)


--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
(Insert address and zip code of assignee)


and irrevocably appoints:
                        --------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

__________agent to transfer the shares of Cumulative Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:
    -----------------------

Signature:
         -----------------------------------
(Sign exactly as your name appears on the other side of this Cumulative Convertible Preferred Stock Certificate)

Signature Guarantee:*
                   ------------------------------------------------


--------

         *
       ----- (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B


                              NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Convertible, Preferred Stock)


The undersigned hereby irrevocably elects to convert (the "Conversion") shares of [ ]% Cumulative Convertible Preferred Stock (the "Cumulative Convertible Preferred Stock"), represented by stock certificate No(s). ___ (the "Cumulative Convertible Preferred Stock Certificates") into shares of common stock ("Common Stock") of IXC Communications, Inc. (the "Company") according to the conditions of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the Cumulative Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Cumulative Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Cumulative Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation and the Cumulative Convertible Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

               Date of Conversion:
                                 ----------------------------------

               Applicable Conversion Rate:
                                         --------------------------

               Number of shares of Convertible
               Preferred Stock to be Converted:
                                              ---------------------

               Number of shares of

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


               Common Stock to be Issued:
                                        ----------------------------

               Signature:
                        --------------------------------------------

               Name:
                   -------------------------------------------------

               Address:**
                      ----------------------------------------------

               Fax No.:
                      ----------------------------------------------


* The Company is not required to issue shares of Common Stock until the original Cumulative Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Cumulative Convertible Preferred Stock Certificate(s) to be converted.

** Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.



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